SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) Of The Securities Exchange Act Of 1934

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:

                         |X| Preliminary Proxy Statement
        |_| Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         |_| Definitive Proxy Statement
                       |_|Definitive Additional Materials
        |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  NANNACO, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.

|X| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            Nannaco, Inc. common stock, $.001 par value per share.

      (2)   Aggregate number of securities to which transaction applies:
            153,341,900 shares of Nannaco common stock.

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 153,341,900 shares multiplied by $.0012 (average of the high and low prices reported on the OTCBB) equals $184,010 as the value of the transaction.

      (4)   Proposed maximum aggregate value of transaction: $184,010

      (5)   Total fee paid: $36.80

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                              [NANNACO, INC. LOGO]

Dear Nannaco Stockholder:

      The boards of directors of Nannaco, Inc., a Texas corporation ("NNCO", "Nannaco", "Registrant" or the "Company"), Nannaco Acquisition, Inc., a Delaware corporation ("Acquisition"), and Red Alert Group, Inc., a Georgia corporation ("Red Alert") have adopted an Agreement and Plan of Merger ("Merger Agreement") that will result in Red Alert becoming a wholly owned subsidiary of Nannaco. Further, in addition to approving the Merger Agreement, the board of directors of Nannaco has (i) approved a 1 for 100 reverse-split of the issued and outstanding shares of the common stock of the Company while maintaining the amount of common stock shares we are authorized to issue at 500,000,000 (the "Reverse-Split"), (ii) approved an amendment to our articles of incorporation, as amended, to change our name from "Nannaco, Inc." to "Red Alert Group Holding Corp.", and (iii) made a recommendation to the shareholders to elect certain new directors to the board of directors of Nannaco which individuals have been nominated by the board of directors of Nannaco.

      To effectuate the aforementioned corporate actions, the Board of Directors of Nannaco has called a Special Meeting of Shareholders (the "Meeting"), which will be held at the office of legal counsel to the Company, The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington, 98164 on August ___, 2004

I.    Merger

      If the Merger is approved by Two-Thirds (66%) of the outstanding shares of Nannaco common stock and all closing conditions are satisfied, all Red Alert common stock will be transferred to NNCO, cancelled and converted into the right to receive 153,341,900 shares of NNCO such that, subsequent to the consummation and effectiveness of the Merger Agreement (the "Closing"), the shareholders of Red Alert shall own approximately Ninety Seven Percent (97%) of the issued and outstanding shares of Nannaco.

      The merger is subject to several conditions, including obtaining the approval of holders of Two-Thirds (66%) of the outstanding shares of Nannaco common stock, receipt of regulatory approvals, and other customary closing conditions. Assuming all of the conditions of the Merger are satisfied, we expect that the closing of the Merger will occur in August 2004.

II.   Reverse-Split

      Under our Articles of Incorporation, as amended, there are 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock authorized for issuance. Our Board of Directors has unanimously authorized and approved effecting a 1 for 100 reverse-split of the issued and outstanding shares and to maintain the amount of shares we are authorized to issue at 500,000,000.

      As of July 8, 2004, a total of 474,253,389 shares of the Company's currently authorized 500,000,000 shares of common stock are issued and outstanding. We must obtain the approval of holders of Two-Thirds (66%) of the outstanding shares of Nannaco common stock to effect the Reverse-Split.

III. Amendment to the Articles of Incorporation Changing Nannaco's Name to "Red Alert Group Holding Corp."

      Under our Articles of Incorporation, as amended (the "Articles"), the name of the Company is Nannaco, Inc. Our Board of Directors has unanimously authorized and approved amending the Articles to change our name to "Red Alert Group Holding Corp." (the "Name Change"). We must obtain the approval of holders of Two-Thirds (66%) of the outstanding shares of Nannaco common stock to amend the Articles and effect the Name Change.

IV.   Election of New Directors

      The entire Board of Directors currently consists of one (1) member (the "Board"). The Board has unanimously authorized the recommendation to the shareholders of the following individuals to be elected to the Board of Nannaco, which individuals have been nominated by the board of directors of Nannaco: (1) Timothy A. Holly, (2) James Page Brown, (3) William H. Swift, (4) Jerome C. Irons, (5) Nicholas J. Coolidge, (6) Roel P. Verseveldt, (7) Cecil Page Brown,
(8) Dwight D. Ellison, and (9) Sabah H. Allawi (the "Nominated Directors"). If elected, each of the Nominated Directors will serve until the next Annual Meeting of Stockholders and until his/her successor is elected and qualified or until such director's earlier death, resignation or removal. Pursuant to NNCO's bylaws, the vote of the holders of no less than ten percent (10%) of the stock having voting power shall be sufficient to elect directors (provided a quorum is present).

      Pursuant to the bylaws of NNCO, the holders of fifty percent (50%) of the stock issued and outstanding and entitled to vote at a special meeting, present in person or represented by proxy, shall constitute a quorum.

      Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election of the Nominated Directors. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. Pursuant to the bylaws, directors are elected by plurality vote. The Articles do not provide for cumulative voting in the election of directors.

      Our Board has carefully reviewed and considered the terms and conditions of (i) the Merger Agreement, (ii) the Reverse-Split, (iii) the Name Change, and
(iv) the recommendation to the shareholders to elect the Nominated Directors (the "Shareholder Vote Matters").

      Our Board has unanimously determined that voting "FOR" all the Shareholder Vote Matters is in the best interests of Nannaco and our stockholders. Our board of directors has unanimously approved the Shareholder Vote Matters and unanimously recommends that you approve the Shareholder Vote Matters.

      Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you attend the special meeting, you may vote in person even if you previously returned your proxy. To approve each of the Shareholder Vote Matters, including the election of the Nominated Directors, please vote "FOR" the proposals by following the instructions stated on the enclosed proxy card. Your vote is very important regardless of the number of shares of Nannaco common stock that you own. We urge you to vote "FOR" each and all of the Shareholder Vote Matters.

      The enclosed proxy statement provides you with detailed information about the Merger Agreement. We encourage you to read the entire proxy statement and its annexes carefully.


                                        Sincerely yours,

                                        /s/
                                        ------------------------------------
                                        Stephen J. Careaga
                                        Director and Chief Executive Officer


      The enclosed proxy statement is dated July ___, 2004 and is first being mailed to Nannaco's stockholders on or about July ___, 2004.

                                  NANNACO, INC.

                     4423 Point Fosdick Dr. N.W., Suite 208
                          Gig Harbor, Washington 98335

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON AUGUST , 2004

To the shareholders of Nannaco, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Nannaco, Inc., a Texas corporation (the "Company"), will be held at the office of legal counsel to the Company, The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington, 98164 on August ___, 2004 at the hour of 10:00 a.m. local time for the following purposes:


      1. To consider and vote upon a proposal to approve the Merger Agreement dated July 8, 2004 and the resulting merger whereby, among other things:

      o A wholly owned subsidiary of Nannaco will merge with and into Red Alert, with Red Alert surviving the Merger and becoming a wholly owned subsidiary of Nannaco;

      o All the shares of Red Alert common stock will be acquired by NNCO in exchange for One Hundred Fifty Three Million Three Hundred Forty One Thousand Nine Hundred (153,341,900) shares (approximately 97%) of the issued and outstanding shares of Nannaco common stock, post-Reverse-Split;

      2. To consider and vote upon a proposal to effect a 1 for 100 reverse-split of the issued and outstanding shares of the common stock of the Company and to maintain the amount of shares we are authorized to issue at 500,000,000 ("Reverse-Split");

      3. To consider and vote upon a proposal to amend our articles of incorporation, as amended, to change our name from "Nannaco, Inc." to "Red Alert Group Holding Corp." (the "Name Change");

      4. To elect the following nine (9) new directors to the board of directors with terms expiring at the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified ("Director Elections"): (1) Timothy A. Holly, (2) James Page Brown, (3) William H. Swift, (4) Jerome C. Irons, (5) Nicholas J. Coolidge, (6) Roel P. Verseveldt, (7) Cecil Page Brown, (8) Dwight
D. Ellison, and (9) Sabah H. Allawi (the Merger Agreement, Merger, Reverse-Split, Name Change and Director Elections shall be collectively referred to herein as the "Shareholder Vote Matters); and

      5. To transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

      AFTER CAREFUL CONSIDERATION, NANNACO'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT, MERGER, REVERSE-SPLIT, NAME CHANGE AND DIRECTOR ELECTIONS ARE IN THE BEST INTERESTS OF NANNACO AND ITS STOCKHOLDERS. NANNACO'S BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION APPROVING THE SHAREHOLDER VOTE MATTERS AND HAS NOMINATED THE NOMINATED DIRECTORS FOR ELECTION BY THE NANNACO STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE NANNACO STOCKHOLDERS VOTE "FOR" EACH OF THE SHAREHOLDER VOTE MATTERS.

      Only stockholders of record at the close of business on July 8, 2004 are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. YOUR VOTE IS VERY IMPORTANT. With the exception of the election of the Nominated Directors (which only requires 10% approval) approval of the Shareholder Vote Matters described in the attached proxy statement requires the favorable vote of the holders of Two-Thirds (66%) of the outstanding shares of Nannaco common stock.

      Nannaco stockholders are entitled to dissenters rights in connection with the Merger pursuant to Art. 5.11 and 5.12 of the Texas Corporation Law. If Nannaco stockholders approve the Merger Agreement, Nannaco stockholders who elect to dissent will be entitled to receive the "fair market value" of their shares of Nannaco common stock if they comply with the provisions of Art. 5.12 of the Texas Corporation Law. We have attached a copy of Art. 5.12 of the Texas Corporation Law as Annex B to the accompanying proxy statement and a summary of Art. 5.12 is provided under "The Merger -- Dissenters' Rights" in the accompanying proxy statement.

      Whether or not you expect to be present at the special meeting, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if your signed and dated proxy card is mailed in the United States. Please do not send in your stock certificates at this time.


                                        By Order of the Board of Directors,

                                        Stephen J. Careaga,
                                        Director and Chief Executive Officer

Item  2. Revocability of Proxy

      At the Special Meeting, valid proxies will be voted as specified by the shareholder. Any shareholder giving a proxy in the accompanying form retains the power to revoke at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions: (i) delivering written notice to the Secretary of the Company; (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (iii) personally attending the Special Meeting and revoking the proxy. A shareholder's attendance at the Special Meeting will not revoke the shareholder's proxy unless the shareholder affirmatively indicates at the Special Meeting the intention to vote the shareholder's shares in person. Please note, however, that if shares are held of record by a broker, bank or other nominee and the shareholder wishes to vote at the Special Meeting, the shareholder must obtain from the record holder a proxy issued in the name of the shareholder.

Voting of Proxies

All shares of Nannaco common stock represented by properly signed and dated proxies that are received prior to or at the special meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. If a stockholder does not indicate any instructions on a properly signed and dated proxy, that proxy will be voted "FOR" the approval of (i) the Merger, (ii) the 1 for 100 reverse-split of the issued and outstanding shares of the common stock of the Company while maintaining the amount of common stock shares we are authorized to issue at 500,000,000 (the "Reverse-Split"), (iii) the amendment to our articles of incorporation, as amended, to change our name from "Nannaco, Inc." to "Red Alert Group Holding Corp.", and (iv) the election of (1) Timothy
A. Holly, (2) James Page Brown, (3) William H. Swift, (4) Jerome C. Irons, (5) Nicholas J. Coolidge, (6) Roel P. Verseveldt, (7) Cecil Page Brown, (8) Dwight
D. Ellison, and (9) Sabah H. Allawi to the board of directors of Nannaco which individuals have been nominated by the board of directors of Nannaco (the "Shareholder Vote Matters").

Nannaco does not expect any other matters other than the Shareholder Vote Matters to be brought before the special meeting. If, however, any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy, and acting under that proxy, will have discretion to vote on those matters in accordance with their best judgment.

Revoking the Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

      o filing, including by telegram or telecopy, with Nannaco's Chief Executive Officer, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares; or

      o     attending the special meeting and voting in person.

In order to vote in person at the special meeting, stockholders must attend the special meeting and cast their votes in accordance with the voting procedures established for the special meeting. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the special meeting as follows to: Nannaco, Inc., 4423 Point Fosdick Dr. N.W., Suite 208, Gig Harbor, Washington 98335, telecopy:
253-853-3632, Attention: CEO.

Nannaco stockholders who require assistance in changing or revoking a proxy should contact the person at the address or phone number provided in this proxy statement under the caption "Who Can Help Answer Your Questions."

Abstentions; Broker Non-Votes

An abstention will have the same effect as a vote against the Shareholder Vote Matters. The failure of a Nannaco stockholder to return a proxy will also have the same effect as a vote against the Shareholder Vote Matters.

Under applicable rules, brokers who hold shares in street name for customers have the authority to vote on some routine proposals when they have not received instructions from beneficial owners. Broker "non-votes" occur because under these rules, brokers are not permitted to vote on non-routine matters such as the Merger Agreement and Merger. Therefore, without specific instructions from the beneficial owner of shares held in street name, brokers are not permitted to vote those shares for the approval of the Merger Agreement and Merger. As a result, a broker non-vote will be counted for purposes of determining the presence of a quorum, but will otherwise have the effect of a vote against the Merger Agreement and Merger.

Solicitation of Proxies; Payment of Expenses

Nannaco will assume responsibility for the cost of soliciting proxies for the special meeting and of printing and mailing of this proxy statement. In addition to solicitation by mail, Nannaco directors, officers and other employees may solicit proxies in person, or by telephone, telecopy or other means of electronic communication. Nannaco may also engage a third party proxy solicitation firm to assist it in the solicitation of proxies, using the means described above, for which Nannaco will pay customary fees including reimbursement for customary out-of-pocket expenses. Nannaco will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Nannaco will, upon written request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the special meeting, Nannaco may request the return of proxy cards by telecopy. The extent to which this will be necessary depends entirely upon how promptly proxies are received. We urge stockholders to vote proxies without delay.

Adjournments or Postponements

Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, with the approval of the shareholders present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by Nannaco will be voted in favor of an adjournment or postponement in these circumstances unless a written note on the proxy by the stockholder directs otherwise. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Nannaco stockholders who have already sent in their proxies to revoke them at any time before they are used.

Stock Certificates

Do not send your Nannaco common stock certificates with your proxy cards.

Item  3. Dissenters' Right of Appraisal

Nannaco stockholders are entitled to dissenters rights in connection with the Merger pursuant to Art. 5.11 and 5.12 of the Texas Corporation Law. If Nannaco stockholders approve the Merger Agreement, Nannaco stockholders who elect to dissent will be entitled to receive the "fair market value" of their shares of Nannaco common stock if they comply with the provisions of Art. 5.12 of the Texas Corporation Law. We have attached a copy of Art. 5.12 of the Texas Corporation Law as Annex B to the accompanying proxy statement and a summary of Art. 5.12 is provided under "The Merger -- Dissenters' Rights" in the accompanying proxy statement.

Item  4. Persons Making the Solicitation

This solicitation is being made by the Company. The sole director of the Company has not indicated that he intends to oppose any of the Shareholder Vote Matters.

Item  5. Interests of Certain Persons In Matters To Be Acted Upon

The Company is not aware of any interest that would be substantially affected through the adoption of the Reverse-Split, or any of the Shareholder Vote Matters, whether adversely or otherwise.

Item  6. Voting Securities and Principal Holders Thereof

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 8, 2004 by (a) each of the Company's directors and executive officers, (b) all of the Company's directors and executive officers as a group and (c) each person known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding common stock.

                                              AMOUNT AND NATURE
                                                OF BENEFICIAL          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP          OF CLASS (1)
------------------------------------             ---------          ------------

Steve Careaga
c/o Nannaco, Inc.
7235 North Creek Loop                             9,200,000               1.93%
Gig Harbor, Washington 98335



Andrew DeVries                                   93,175,000                 19%
2935 THOUSAND OAKS #261
San Antonio, TX  78247

All officer and directors as a group
(only Steve Careaga)                              9,200,000               1.93%

(1) This table is based on 474,253,389 shares of common stock issued and outstanding on July 8, 2004.

Item 7. Directors and Executive Officers

Information as to Nominees for Directors

                                                Potential Positions and Offices
Name                                Age              with the Company**
----                                ---              ------------------

Timothy A Holly                     55                  Chairman

James Page Brown                    59                  Director

William H. Swift                    58                  Director

Jerome C. Irons                     55                  Director

Nicholas J. Coolidge                72                  Director

Roel P. Verseveldt                  50                  Director

Cecil Page Brown                    59                  Director

Dwight D. Ellison                   58                  Director

Sabah H. Allawi                     66                  Director

Directors and executive officers of the Company are elected to serve until they resign or are removed, or until their successors are elected. All directors of the Company are elected annually at the annual meeting of stockholders.

Timothy A. Holly has been involved with international asset management and protection for over 25 years with extensive expertise in international finance, foreign commercial intelligence, political risk assessments, and strategic planning. From 1995 through 2002, he was Chairman and Chief Executive Officer of Jefferson Acquisition Group, Inc. (JAG), a merchant banking firm. Prior to founding JAG, he spent 18 years heading a registered investment firm managing the assets of investors and institutions from the Middle East and Europe, including certain members of the Saudi Royal Family. His education includes a Bachelors of Arts degree in Political Science from Indiana University; Masters of Arts studies in Comparative Systems at the University of Notre Dame; a Compton Foundation Fellow working towards a Ph.D. in International Business at the Fletcher School of Law and Diplomacy (Harvard and Tufts Universities); attended Georgetown University Law Center; and received a Juris Doctorate from John Marshall Law School. Active in education, Dr. Holly was on the faculties of the University of Massachusetts and the City Colleges of Chicago, the research staff of the Negotiation Center of the Institute for International and Foreign Trade Law, the Board of the Association of Professional Schools of International Affairs, the General Edition of the Fletcher Forum: A Journal of International Affairs. Dr. Holly founded Brothers and Others Against Prostate Cancer, Inc., a nonprofit organization. He is a member of numerous organizations including: ASIS International; Federation of American Scientists; Southern Center for International Studies; International Association for Counterterrorism and Security Professionals; and the Homeland Security Leadership Alliance. The National Republican Congressional Committee named him Honorary Co-Chairman of the Business Advisory Council, cited him with their National Leadership Award, their 2003 Businessman of the Year Award, and the Republican Gold Medal.

James Page Brown is an internationally recognized scientist holding numerous patents for protective cover fabrics and other emergency response related technologies. A Bachelor of Science graduate of Morehouse College, he obtained his Doctor of Philosophy degree in Organic Chemistry for Pennsylvania State University and was a Post Doctoral Fellow at the School of Biomedical Sciences, University of Tennessee, at the Oak Ridge National Laboratory. From 1975 through 1996, Dr. Brown was a leading Research Chemist for Procter and Gamble, Brown and Williamson Tobacco Company, and Kimberly-Clark Corporation. Prior to joining the Company, he was both Business Development Manager of Topology Systems International, a Year 2000 software consulting firm and Director of the Center of Excellence for Science, Engineering and Mathematics at Morehouse College, where he administered a $6,000,000 federal program to increase students in acquiring technical degrees.

William H. Swift is an established businessman. Since 1994, he has headed Business Traveler Services, Inc., a company that provides business and convenience services at airports throughout the United States, and was recognized as the "Best Airport Business Service Company" by the World Airport Retail Association. Mr. Swift has been involved with the airport industry for 25 years -- first as Purchasing Director for the City of Atlanta (where he later became the City's Chief Financial Officer during the acclaimed initial term of Juneor Junenard Jackson), and finally as a concessionaire at nine major airports. In the aftermath of September 11, he was called to testify before Congress on H.R. 3011, a bill authorizing assistance to firms that suffered economic injury from the attacks. He is President of the Airport Minority Advisory Council. Mr. Swift holds a Masters in Business Administration from Harvard Business School and completed his undergraduate studies at Central State University.

Jerome C. Irons has over 31 years experience in designing, testing, monitoring, and administration of network communications. He is an expert on every mode of communications -- land (wire), air (wireless), or light (cable). More than half of his distinguished career has been in managed network solutions with AT&T covering voice and data transmissions. A senior systems engineer, he is responsible for all aspects of cyber security including the establishment and provisioning of intrusion detection sensors and server-based firewall protection offerings, cyber attack responses, cyber attack recovery systems, customer coordination schemes, and evaluation of third-party vendor security and equipment proposal. He is an industry advisor to government intelligence operations dealing with homeland security countermeasures to cyber terrorism as well as cyber security policy and strategic planning. Mr. Irons holds Bachelors degrees in Physics and Mathematics from Lincoln University.

Nicholas Jefferson Coolidge is an attorney admitted to practice in New York, is also the President of Jefferson Worldwide Group, Ltd., a member firm of the National Association of Securities Dealers. A graduate of Harvard College and holding a Juris Doctorate from Harvard Law School, he was with the New York law firm of Sullivan and Cromwell, where he worked primarily on legal matters of investment banking clients, domestic and international debt and equity financings, mergers and acquisitions, and investment company matters. In 1965, Dr. Coolidge joined the Corporate Finance Department of Kidder, Peabody & Co., as Vice President and Director supervising over 200 separate financings involving over $2 billion in securities. In 1978, he formed his own investment banking firm engaged in a broad array of activities for corporate and governmental clients from its office in Washington, D.C. He has served on several corporate and foundation boards, including over 30 years as a director of the Jacques Cousteau Society. Dr. Coolidge is a direct descendent of United States Presidents Thomas Jefferson and Calvin Coolidge.

Roel P. Verseveldt is an international anti-terrorist expert. He spent more than 17 years in the Dutch State Police, where he went to Unit Commander for the first national Special Weapons and Tactical (SWAT) and helicopter teams to the Nationwide Coordinator of the Special Branch -- the Netherlands' anti-terrorism forces for international and domestic security. Since leaving official Dutch government service, Mr. Verseveldt has headed a firm, located in the Dutch government city, The Hague, that operates globally and specializes in the fields of: security consultancy; risk management; private investigation; personal security (VIP protection); armored passenger cars; and special services for governments and largest companies in Europe as well as for the European Commission. He has Diplomas in Business Economics, Marketing, and Industrial Marketing, as well as several courses in anti-terrorism and criminality management.

Cecil Page Brown has substantial experience in international management and systems. He is presently posted in the Arabian Gulf with the United Arab Shipping Company, the largest ocean carrier for dry cargo to the Middle East. At the shipper's headquarters in Kuwait, Mr. Brown designs, implements, and monitors international transportation information and security systems. From 1997 through 2001, he was a principal, with his brother James Page Brown, at Topology Systems International. His previous experience includes: Audit Director, Atlanta Housing Authority; Data Processing Manager for Burgan Bank in Kuwait, where he was responsible for system audits and monitoring of services such as export-import financings, foreign exchange trading, and government-to-government transactions; Data Processing Systems Auditor for ARAMCO Services (Texas and Saudi Arabia); Systems Auditor for Oglethorpe Power Corp.; and 15 years in Management of Financial Systems and Auditing with Chrysler Corporation. He has also been a Financial Systems Consultant to the Gulf Investment Co. in Kuwait and the (Sheik) Al-Latiff Banking and Trade Establishment in Bahrain. Mr. Brown holds a Masters in Business Administration from Pennsylvania State University, with an emphasis in Management Information Systems, and a Bachelors of Arts degree in Business Administration from Morehouse College.

Dwight D. Ellison retired from a decade of service as the Vice President of Corporate Security for Turner Broadcasting System (TBS) where he directed a 113-member security department covering every aspect of the entertainment enterprise that includes Cable News Network, the Atlanta Braves, the Atlanta Hawks, Castle Rock Entertainment, Turner Field, the 1.5-million-square-foot multipurpose headquarters complex, a major hotel and office towers with a shopping mall, and thousands of employees. His security concerns not only included over 20 TBS offices throughout the United States but also its foreign operations -- which often faced major terrorist threats. Mr. Ellison supervised the selection and installation of locking and computer key-entry systems, alarms, state-of-the-art mail and package screening machines, closed circuit television and surveillance devices, and encrypted telecommunications. He was responsible for the redesign of building entrances for access control, operation of Atlanta's ComNet system, in which businesses communicate with each other and the local police department. His security team was responsible for three venues during the 1996 Olympics and several international venues during the numerous Goodwill Games sponsored by Ted Turner. Prior to joining TBS, Mr. Ellison served from 1971 to 1991 in the United States Secret Service, holding various supervisory positions including: Special Agent in Charge, Atlanta Field Office; Deputy Assistant Director, Office of Investigations; Assistant Special Agent in Charge - Presidential Protective Division assigned to protect President Ronald Reagan; and Special Agent - Presidential Protective Division assigned to guard President Carter and his family. Agent Ellison supervised and conducted complex security surveys domestically and in Canada, Asia, the Philippines, Europe, Africa, and the Middle East. In addition to his Secret Service training, he holds a Bachelors of Arts degree from Clark College.

Sabah H. Allawi is a longtime Iraqi opposition leader. Mr. Allawi and his family, targets and victims of Saddam Hussein's terror, are active in the rebuilding of Iraq. His brother, Dr. Ayad Allawi, is the Prime Minister of Iraq. The men are leaders in the Iraqi National Accord - a major political party. From 1964-1973, Mr. Allawi held high positions in the Iraqi Ministry of Information and the Iraqi Ministry of Foreign Affairs, following which he fled his country for political reasons. During the next 20 years, he led various diplomatic assignments for the United Nations including Head of the United Nations in Riyadh, Saudi Arabia. For his exceptional work for the United Nations Children's Fund in Beruit, he was awarded the prestigious Cider Decoration by the President of Lebanon. Presently, he heads the Al-Rafidian Group leading in the reconstruction of Iraq. Mr. Allawi received his undergraduate degree from Baghdad University of the Arts, Diploma from the Institute of Development Studies at Sussex University, and Certificates in United Nations Senior Management Studies from Oxford's famed Henley Management College. He is a member of: International Development Organization; Arab Human Rights Committee; Arab Thought Forum (headed by HRH Prince Hassan of Jordan); British Association for the Middle East; and Founding Member of the Arab Childhood and Development Centre, Cairo (headed by HRH Prince Talal Bin Abdulaziz Al-Saud).

None of our officers or directors nor any of the Nominees for Directors have been involved in the past five years in any of the following: (1) bankruptcy proceedings; (2) subject to criminal proceedings or convicted of a criminal act;
(3) subject to any order, judgment or decree entered by any court limiting in any way his or her involvement in any type of business, securities or banking activities; or (4) subject to any order for violation of federal or state securities laws or commodities laws.

Nannaco does not have an audit committee and therefore does not have an audit committee financial expert. Nannaco, as a development stage company with minimal operations has not felt it necessary to establish an audit committee.

Item  8. Compensation of Directors and Executive Officers

The following table sets forth certain information with respect to our highest paid officers and directors for our fiscal year ended December 31, 2003. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.


------------------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                             Long-Term Compensation
                           --------------------------------------               ----------------------------------------------------
                                                                                  Awards                        Pay-Outs
                                                                              ----------------                ------------
                                                   Other                                     Securities            All
                                                  Annual                  Restricted           Under-              Other
Name and                                          Compen-                   Stock              lying               Compen-sation
Principal                                         Salary        Bonus       sation             Award(s)            Options/  LTIP
Position             Year            ($)            ($)          ($)                              ($)   SARs (#)      Payouts ($)
------------------------------------------------------------------------------------------------------------------------------------
Andrew               2001          $78,000          -0-          -0-          -0-                 -0-          -0-
DeVries (1)          2002          $24,000          -0-          -0-          -0-                 -0-          -0-
                     2003          $91,667          -0-          -0-          90,000,000          -0-          -0-

Steve Careaga (2): Mr. Careaga has been issued 9,200,000 shares of the common stock of NNCO on Form S-8 as compensation for services as CEO.

(1) former President, Chief Executive Officer and Director

(2) current CEO and sole director

(1) The 90,000,000 shares are comprised of two issuances - 15,000,000 and 75,000,000: 15,000,000 - 4,341,571 of the shares were issued to settle $66,759 of accrued and unpaid salary. In accordance with an amended employment agreement for DeVries, these shares were valued based upon a thirty percent (30%) discount to the average stock price for the month of June 2003, or $0.015 per share. There was no loss on settlement recorded since this was a related party transaction. The remaining 10,658,429 shares were valued based upon the closing price on June 30, 2003, or $0.03 per share and the resulting $319,753 was expensed to operations as compensation in the accompanying statement of operations for the year ended September 30, 2003.

75,000,000 - 4,347,826 were issued to settle $50,000 of accrued and unpaid salary for the DeVries through September 30, 2003. In accordance with the amended employment agreement, these shares were valued based upon a thirty percent (30%) discount to the average stock price for the month of September or $0.012 per share. There was no loss on settlement recorded since this was a related party transaction. The remaining 70,652,174 shares were valued based upon the closing price on September 30, 2003, or $0.025 per share and the resulting $1,766,304 balance has been recorded as Deferred Compensation in the accompanying balance sheet at September 30, 2003. The deferred compensation balance will be amortized over the remaining life of the employment agreement from October 1, 2003 through June 1, 2005.

Mr. Careaga has a one (1) year employment agreement with the Company. Our officers and directors do not hold any options or warrants to purchase shares of our common stock.

On or around March 9, 2004, Andrew DeVries, III, executed a note, as maker, payable to Nannaco in the amount of Three Hundred Seventy Five Thousand Dollars ($375,000.00), which sum was due no later than April 9, 2004. Interest accrues on the outstanding balance at the rate of 15% per annum. This note is currently in default.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

No Forms 5 have been furnished to the Registrant during its most recent fiscal year. Steve Careaga, the sole director and CEO of NNCO, has furnished the Registrant with Forms 3 and 4, which Forms are to be filed by Mr. Careaga with the SEC. To the best of the Registrant's knowledge, the following individuals have been either a director, officer or 10% shareholder during the fiscal year:
(i) Andrew DeVries, III, and (ii) Linda Morton, (iii) Mark Triesch, and (iv) Steve Careaga. DeVries, Morton and Triesch are no longer on the board of directors, nor are they officers of the Company. No Forms 3, Forms 4 or Forms 5 have been filed by Mr. DeVries, Ms. Morton or Mr. Triesch. Steve Careaga was late one time in filing Forms 3 and 4.

Item  9. Independent Public Accountants.

On January 5, 2004, NANNACO dismissed James J. Taylor, C.P.A. ("Taylor") as the Corporation's independent auditor. Taylor's reports on the Corporation's financial statements for each of the years ended September 30, 2002 and 2001, and all subsequent interim periods, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Taylor was approved by the Corporation's Board of Directors. During each of the two (2) years ended September 30, 2002 and 2001, and all subsequent interim periods, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Taylor's satisfaction would have caused him to make reference in connection with their opinion to the subject matter of the disagreement. During each of the two (2) years ended September 30, 2002 and 2001, and all subsequent interim periods, Taylor did not advise the Corporation of any "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

On January 5, 2004, the Corporation engaged Salberg & Company, P.A. ("Salberg") as its principal accountant to audit the Corporation's financial statements. During each of the two (2) years ended September 30, 2002 and 2001, and all subsequent interim periods, the Corporation did not consult Salberg on any matters described in Item 304(a)(2)(i) of Regulation S-K. During each of the two
(2) years ended September 30, 2002 and 2001, and all subsequent interim periods, the Corporation did not consult Salberg on any matters described in Item 304(a)(2)(ii) of Regulation S-K.

Item  11. Authorization of Issuance of Securities Otherwise than for Exchange

Under our Articles of Incorporation, as amended, there are 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock authorized for issuance. Our Board of Directors has unanimously authorized and approved effecting a 1 for 100 reverse-split of the issued and outstanding shares and to maintain the amount of shares we are authorized to issue at 500,000,000.

As of July 8, 2004, a total of 474,253,389 shares of the Company's currently authorized 500,000,000 shares of common stock are issued and outstanding.

The Board of Directors believed that it was advisable and in the Company's best interests to effectuate the Reverse-Split of the Company's Common Stock for several reasons. One reason is that such a reverse split would likely increase the price of the Company's traded Common Stock, which the Board believes would foster confidence in the Company and assist it in securing agreements on more favorable terms than otherwise might be available.

Another projected benefit of the Reverse Split would be a very substantial reduction in the transaction costs associated with trading in the Company's Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup" that is, the difference between the buying and selling prices of dealers in a given stock (the "bid- ask spread").

Further, the Board of Directors believe that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the securities holders would, thus, likely enhance the public and institutional perception of the Company's Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the reverse split. A failure of the stock's trading price to completely reflect the mathematics of a reverse split would result in a reduction in the market value of the Company's securities, but, on the other hand, it is no less likely that the reverse split may result in a disproportionately increased value of the market value of the Company's Common Stock.

There can be no assurance that the total market capitalization of the Common Stock after a reverse split will be equal to the total market capitalization before the reverse split or that the market price following the reverse split will either exceed or remain in excess of the current market price.

Potential Effects of the Reverse Split

Pursuant to the Reverse Split, each holder of shares of our Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Split will become the holder of fewer shares of our Common Stock (the "New Common Stock") after consummation of the Reverse Split. Although the Reverse Split, will not, by itself, impact our assets or properties, the Reverse Split could result in a decrease in the aggregate market value of our equity capital.

We are currently authorized to issue a maximum of 500,000,000 shares of Common Stock. The number of shares of Common Stock issued and outstanding was reduced to a number that was approximately equal to (a) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by (b) the number 100 in accordance with the ratio of the Reverse Split. With the exception of the number of shares issued and outstanding, the rights and preference of the shares of Common Stock prior and subsequent to the Reverse Split remained the same. It was not anticipated that our financial condition, the percentage ownership of management, the number of our Stockholders or any aspect of our business will materially change as a result of the Reverse Split. Our Common Stock is currently registered under
Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split is not the first step in, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. Additionally, the Reverse Split did not affect the registration of our Common Stock under the Exchange Act as we will continue to be subject to the Exchange Act's periodic reporting requirements.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding and an associated increase in the number of authorized shares, which would be unissued and available for future issuance after the Reverse Split (the "Increased Available Shares"). The Increased Available Shares may be used for any proper corporate purpose approved by the Board including, among others, the Merger and future financing transactions.

Effectiveness of Reverse Split

The Reverse Split will be effected at a ratio of 1-for-100. Commencing on the date of the Reverse Split, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. The Company plans to notify the shareholders as to the effectiveness of the Reverse Split by filing a Current Report on Form 8K subsequent to shareholder approval. The shareholders shall be instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock in a mailing accompanying the mailing of the proxies. We intend to use Computershare Trust Company as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Split.

Item  13. Financial and Other Information

                                  Nannaco, Inc.
                             Pro Forma Balance Sheet
                                 March 31, 2004
                                   (Unuadited)

                                       Historical                                                   March 31, 2004
                                   ---------------------------------------------    Pro Forma    -------------------
ASSETS                              Red Alert Group     Nannaco, Inc.              Adjustments         Pro Forma
                                   ---------------------------------------------------------------------------------
Current Assets:
Cash and Cash Equivalents           $     51,927       $         --                 $          --       $     51,927
Trade Accounts Receivable              1,077,823                 --                            --          1,077,823
Inventories                               67,384                 --                            --             67,384
Other Accounts Receivable                411,795                 --                            --            411,795
                                   ---------------------------------------------------------------------------------
Total Current Assets                   1,608,929                 --                            --          1,608,929

Other Assets:
Net Property, Plant and Equipment         77,268                 --                            --             77,268
Development Costs                        347,105                 --                            --            347,105
                                   ---------------------------------------------------------------------------------
Total Other Assets                       424,373                 --                            --            424,373
                                   ---------------------------------------------------------------------------------
Total Assets                           2,033,302                 --                            --          2,033,302
                                   =================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities:
Convertible debentures                        --            175,000                            --            175,000
Bank loans                                    --             59,336                            --             59,336
Accounts Payable                         576,426            124,468                            --            700,894
Accrued compensation, related party           --             25,092                            --             25,092
Accrued interest                              --             47,790                            --             47,790
Due to consultants                            --              8,750                            --              8,750
Payroll taxes payable                         --            246,427                            --            246,427
Sales tax payable                             --             40,801                            --             40,801
Judgement payable                             --             50,995                            --             50,995
Loan payable, rekated party                   --             42,700                            --             42,700
Accrued Expenses                          86,709                 --                            --             86,709
Other Current Liabilities                697,784             33,535                            --            731,319
                                   ---------------------------------------------------------------------------------
Total Current Liabilities              1,360,918            854,894                            --          2,215,812

Non-Current Liabilities                  418,387                 --                            --            418,387
                                   ---------------------------------------------------------------------------------
Total Liabilities                      1,779,306            854,894                            --          2,634,200

Stockholders' Equity:
Common stock                             569,531            347,085  (1)                 (343,614)           43,961
                                                                     (2)                   40,490
                                                                     (4)                 (569,531)
Common stock issuable                         --              5,000  (1)                   (4,950)               50
Additional Paid-In Capital                    --          9,433,643  (1)                  348,564           288,301
                                                                     (2)                  (40,490)
                                                                     (3)              (10,022,947)
                                                                     (4)                  569,531
Accumulated deficit                     (315,535)       (10,022,947) (3)               10,022,947           (315,535)
Less: deferred compensation                   --            (47,917)                           --            (47,917)
Less" deferred consulting                     --           (569,758)                           --           (569,758)
                                   ---------------------------------------------------------------------------------
Total Stockholders' Equity               253,997           (854,894)                           --           (600,897)
                                   ---------------------------------------------------------------------------------
Total Liabilities and Stockholders' $  2,033,302       $         --                 $          --       $  2,033,302
                                   =================================================================================

See Summary of Significant Notes and Assumptions to Pro Forma Financial
Statements

                              Nannaco, Inc.
                        Pro Forma Statement of Operations

                                              Year Ended      Three Months Ended
                                           December 31, 2003     March 31, 2004
                                           -----------------     --------------
Revenues                                      $ 1,711,732         $   858,547

Cost of Sales                                   1,057,065             558,056
-----------------------------------------------------------------------------
Gross Profit                                      654,667             300,492

Selling, General and Administrative Expenses      611,328             285,796
-----------------------------------------------------------------------------
Net Operating Income                               43,338              14,696

Net Interest Income (Expense)                      (7,849)             (4,317)
-----------------------------------------------------------------------------
Net Income                                    $    35,489         $    10,379
=============================================================================

See Summary of Significant Notes and Assumptions to Pro Forma Financial
Statements

(1) The accompanying unaudited pro-forma financial information reflects the financial statements of Nannaco and Red Alert regarding a planned acquisition of Red Alert. The pro-forma adjustments to the balance sheet give effect to the acquisition as if it occurred on March 31, 2004 and the pro-forma statements of operations give effect to the acquisition as if it occurred on January 1, 2003. The acquisition is treated as a recapitalization of Red Alert since Nannaco is an inactive publicly held corporation and the stockholders of Red Alert will obtain a controlling 97% interest in the voting common stock of Nannaco as a result of the acquisition. Accordingly, the assets and liabilities of Nannaco are recorded at their historical cost on the books of Red Alert with a balancing charge to additional paid-in capital. In addition, the common stock issued to the Red Alert stockholders is recorded as common stock at par value with a balancing charge to additional paid-in capital. Under recapitalization accounting, the historical results of operations are those of Red Alert and the results of operations of Nannaco are included only from the acquisition date.

(2) Significant assumptions include (a) a 1 for 100 reverse stock split of the outstanding and issuable common stock of Nannaco immediately prior to the merger, (b) the stockholders of Red Alert are issued 153,341,900 shares of Nannaco common stock providing them a 97% holding of Nannaco common stock and (c) no operations of Nannaco are included from the pro-forma acquisition date since it is assumed that if Red Alert obtained control of Nannaco on January 1, 2003, the operations of Nannaco would have ceased at that time. In addition, no transactions that may have occurred subsequent to March 31, 2004 have been considered.

(3)   The following reflect the pro forma adjustments as of March 31, 2004:

                       {1}

Common stock                                            343,614
Common stock issuable                                     4,950
                Additional paid in capital                             348,564
(To apply effect of 1 for 100 reverse split
347,085,342 down to
3,470,853 shares outstanding)

                       {2}

Additional paid in capital                               40,490
                Common stock                                            40,490
(To reflect issuance of 153,341,900 common shares to Red Alert shareholders to provide them a 97% interest)

                       {3}

Additional paid in capital                           10,022,947
     Accumulated deficit                                            10,022,947
(To eliminate accumulated deficit of Nannaco as of 3/31/04)

                       {4}

Common stock                                            569,531
                Additional paid in capital                             569,531
(To reclass value of Red Alert common
stock )

Item  14. Mergers, Consolidations, Acquisitions and Similar Matters

                         SUMMARY OF TERMS OF THE MERGER

This summary contains selected information from this proxy statement regarding the Merger Agreement and may not contain all of the information that is important to you. To understand the Merger fully, we strongly encourage you to read this entire proxy statement carefully, including the annexes, and the documents referred to in this proxy statement.

Description of the Merger

      The boards of directors of Nannaco, Nannaco Acquisition, Inc. and Red Alert have adopted a Merger Agreement whereby Red Alert will become a subsidiary of Nannaco, Inc. If the Merger Agreement and Merger are approved, Nannaco Acquisition, Inc. will be merged with and into Red Alert, and Red Alert will be the surviving company in the Merger. We strongly encourage you to read carefully the Merger Agreement in its entirety, a copy of which is attached as Annex A to this proxy statement, because it is the legal document that governs the Merger.

      If the Merger is completed, Nannaco will receive 34,280,191 shares of common stock of Red Alert in exchange for 153,341,900 shares of Nannaco.

      The merger will terminate the interests of all Red Alert stockholders in Red Alert's common stock. Nannaco will become the sole stockholder of Red Alert and sole beneficiary of any earnings and growth of Red Alert following the Merger.

      Nannaco's common stock is currently registered under the Exchange Act and is designated for trading on the OTCBB under the symbol "NNCO."

Background of the Merger

      The board of directors considered a number of factors in making its recommendation to the Nannaco stockholders to approve the Merger Agreement and the Merger. These factors include the following:

      o The knowledge and review by the board of directors and its advisors of the historical and current business, assets and financial condition of Nannaco, the prospects for Nannaco's business and its ability to compete and provide a broader range of products and services;

      o Nannaco's ability to raise capital in order to support its growth, which the board believed would likely be difficult as a result of conditions in the financial markets;

      o     Whether other, better offers could be obtained;

      o The information provided to Nannaco's board of directors by Nannaco's officers and advisors regarding the financial terms and other aspects of the Merger;

      o The review of the material terms and conditions of the Merger as reflected in the Merger Agreement, including:

      o     the amount and form of consideration;

      o the terms of the Merger Agreement as compared to agreements entered into in other comparable transactions;

      o Nannaco's ability to further enhance stockholder value if it remained independent;

      o     The likelihood of closing a transaction with Red Alert;

      o The generally favorable image of Red Alert and of the impact the Merger is expected to have on Nannaco's shareholders; and

      o Such other matters as the Nannaco board of directors deemed appropriate or necessary in considering the Merger.

In its consideration of these and other relevant factors when evaluating the Merger, Nannaco's board of directors did not assign specific or relative weights to any of these factors.

Recommendation of Nannaco's Board of Directors

Our board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement is in the best interests of, Nannaco and its stockholders. After careful review and consideration, our board of directors unanimously recommends that Nannaco stockholders vote "FOR" approval of the Merger Agreement and the resulting merger.

Interests of Directors and Officers in the Merger that Differ from Yours

No director or officer of Nannaco, and no associate of any such person, has any substantial interest, direct or indirect, in the Merger, other than an interest arising from the ownership of Nannaco common stock, in which case the director or officer receives no extra or special benefit not shared on a pro rata basis by all other Nannaco stockholders.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations of the Merger. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings, and judicial and administrative decisions in effect as of the date of this proxy statement. The Internal Revenue Code is complex, and therefore the following discussion is limited to the material federal income tax aspects of the Merger for a stockholder of Nannaco who is a citizen or resident of the United States and who, on the date on which the Merger is completed, holds shares of Nannaco common stock as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from amendments to the Internal Revenue Code after the date of this proxy statement. The following discussion does not address taxpayers subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of Nannaco common stock upon the exercise of employee stock options or otherwise as compensation. The following discussion does not address potential foreign, state, local and other tax consequences of the Merger.

The merger will be a nontaxable transaction to Nannaco stockholders for federal income tax purposes. In general, you and other stockholders will not recognize a gain or loss for federal income tax purposes as only Nannaco is receiving consideration in connection with the Merger.

Tax matters are very complex, and the tax consequences of the Merger to you could vary depending on your own situation. All stockholders are urged to consult their own tax advisors regarding the federal income tax consequences, as well as the foreign, state and local tax consequences as a result of the Merger.

Regulatory Requirements

The consummation of the Merger is subject to a number of regulatory approvals that are described below. While Nannaco, Nannaco Acquisition, Inc. and Red Alert have no reason to believe that they will not be able to obtain these regulatory approvals in a timely manner and without the imposition of burdensome conditions, they cannot be certain that these approvals will be obtained within the period of time contemplated by the Merger Agreement or on conditions that would not be detrimental to the combined company or at all. Further, no stockholder should construe an approval of an application by any regulator to be a recommendation that the shareholders should vote to approve the proposal.

      U.S. Federal Filing. Nannaco will file a Form D with the Securities and Exchange Commission pursuant to which Nannaco intends to receive a federal exemption from the registration requirements of the SEC relative to the shares to be issued by Nannaco to Red Alert shareholders in connection with the Merger.

      Texas Filing. Nannaco, Nannaco Acquisition, Inc., and Red Alert will file a Certificate/Articles of Merger with the Texas Secretary of State pursuant to Texas law. Accordingly, the approval of the Texas Secretary of State is required before the Merger can be completed.

      Georgia Filing. Nannaco, Nannaco Acquisition, Inc., and Red Alert will file a Certificate/Articles of Merger with the Georgia Secretary of State pursuant to Georgia law. Accordingly, the approval of the Georgia Secretary of State is required before the Merger can be completed.

      Delaware Filing. Nannaco, Nannaco Acquisition, Inc., and Red Alert will file a Certificate/Articles of Merger with the Delaware Secretary of State pursuant to Delaware law. Accordingly, the approval of the Delaware Secretary of State is required before the Merger can be completed.

Dissenters' Rights

Nannaco is a Texas corporation and, under Texas law, Nannaco stockholders are entitled to dissenters' rights in connection with the Merger.

The following summary of the provisions of Art. 5.12 of the Texas Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of Art. 5.12 of the Texas Corporation Law, a copy of which is attached to this proxy statement as Annex B and is incorporated into this summary by reference.

Shareholders of Nannaco must be given notice of the special meeting at which the Merger will be voted upon twenty (20) days prior to the meeting at which the vote on the Merger is held.

Any shareholder who has the right to dissent from the Merger may exercise that right to dissent only by complying with the following procedures:

1. The shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event.

2. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on Nannaco for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

3. Within twenty (20) days after receipt by Nannaco of a demand for payment made by a dissenting shareholder, Nannaco shall deliver or mail to the shareholder a written notice that shall either set out that Nannaco or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety
(90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by Nannaco or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

4. If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and Nannaco or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

5. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and Nannaco or other entity, as the case may be, do not so agree, then the shareholder or Nannaco or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon Nannaco or the other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Nannaco or the other entity. If the petition shall be filed by Nannaco or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to Nannaco or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

6. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value.

7. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

Dissenters' rights are available only to the record holder of shares. If you wish to exercise dissenters' rights but have a beneficial interest in shares that are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Art. 5.12 to perfect your dissenters' rights.

All demands for dissenters' should be addressed to the Steve Careaga at Nannaco, Inc., 4423 Point Fosdick Dr. N.W., Suite 208, Gig Harbor, Washington 98335, before the vote on the Merger is taken at the special meeting, and should be signed by or on behalf of the stockholder exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for dissenters' on behalf of a record holder; in that case, however, the agent must identify in the demand the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder, such as a broker, who holds shares as nominee for several beneficial owners may exercise dissenters' rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which dissenters' rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

Failure to follow the steps required by Art. 5.12 of the Texas Corporation Law for perfecting dissenters' rights may result in the loss of dissenters' rights. In view of the complexity of the provisions of Art. 5.12 of the Texas Corporation Law, Nannaco stockholders who are considering objecting to the Merger should consult their own legal advisors.

Accounting Treatment

The merger will be accounted for in accordance with U.S GAAP.

Exchange Procedures

Nannaco stockholders exercising their dissenters' rights in connection with the Merger should not send in their Nannaco common stock certificates with their proxy cards. Promptly after the Merger, the agent for the Merger will send a transmittal letter with instructions to you to be used for surrendering your Nannaco common stock certificates.

DESCRIPTION OF NANNACO'S COMMON STOCK

The holders of the Common Stock of Nannaco are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of the stockholders is taken. Voting rights are non-cumulative. The holders of shares of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of Common Stock are not subject to call or redemption and are fully paid and non-assessable.

Report, Opinion or Appraisal

Nannaco has not received, nor requested, any report, opinion (exclusive of an opinion of counsel) or appraisal from an outside party related to the Merger

                              THE MERGER AGREEMENT

Set forth below is a description of the material terms of the Merger Agreement. We urge you to read carefully, in its entirety, the Merger Agreement, which we have attached as Annex A to this proxy statement and incorporated by reference into this document. If there is any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Merger Structure

The Merger Agreement contemplates that a newly formed subsidiary of Nannaco will merge with and into Red Alert, with Red Alert surviving the Merger and becoming a wholly-owned subsidiary of Nannaco, Inc.

Effective Time of the Merger

The merger will become effective when Nannaco files a certificate of merger with the Texas Secretary of State or at a later date and time specified in the certificate of merger.

Treatment of Nannaco Common Stock

At the effective time of the Merger, all of the issued and outstanding shared of Red Alert shall be converted into the right to receive Ninety Seven Percent (97%) of the issued and outstanding shares of Nannaco, Inc.

Representations and Warranties

The Merger Agreement contains representations and warranties of Nannaco and Red Alert customary for agreements of this nature with regard to their respective businesses, financial condition and other facts pertinent to the Merger. The representations given by Nannaco relate to Nannaco and its subsidiary, Nannaco Acquisition, Inc., the subsidiary that will merge into Red Alert. The representations made by Nannaco and Red Alert relate to the following topics, among others:

      o organization, corporate standing, qualification to do business and corporate power;

      o     Nannaco's capital stock;

      o     Nannaco's subsidiaries;

      o     authorization of the Merger Agreement and the Merger;

      o     regulatory approvals and consents required for the Merger;

      o the absence of any breaches, violations or defaults as a result of the Merger Agreement;

      o     Nannaco's SEC filings and financial statements;

      o     the absence of undisclosed liabilities and material adverse changes;

      o     litigation;

      o     compliance with applicable laws;

      o material contracts and other agreements, including certain specifically identified agreements;

      o     property, liens and encumbrances;

      o     employee benefit plans and labor matters;

      o     environmental matters;

      o     taxes;

      o     interest rate risk management and allowance for loan losses;

      o     insurance;

      o     brokers' and finders' fees in connection with the Merger;

      o     intellectual property; and

      o     completeness of representations and warranties.

      o the availability at the effective time of the Merger of the funds necessary to complete the Merger and pay the Merger consideration;

      o     brokers' and finders' fees in connection with the Merger; and

      o the absence of litigation that would materially impair or impede completion of the Merger.

The representations and warranties in the Merger Agreement are complicated and not easily summarized. We urge you to read carefully the sections of the Merger Agreement with respect to the representations and warranties of Nannaco and Red Alert.

Conduct of Business Pending the Merger

During the period from the signing of the Merger Agreement until the Merger becomes effective, Nannaco has agreed, subject to the exceptions specified in the Merger Agreement, that Nannaco will not, without the consent of Red Alert, among other things:

      o carry on its business other than in the ordinary and usual course consistent with past practice and, to the extent consistent with that obligation, Nannaco will use reasonable efforts to preserve its business organization and assets and maintain its rights, franchises and existing relations with clients, customers, suppliers, employees and business associates;

      o take any action that would reasonably be expected to materially and adversely affect Nannaco's ability to perform its obligations under the Merger Agreement;

      o engage in any material new activities or lines of business or make any material changes to its existing activities or lines of business;

      o issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of Nannaco, nor permit any additional shares of its capital stock to become subject to new grants of rights, options or similar stock-based rights;

      o repurchase, redeem, reclassify, split (other than the "Reverse-Split), combine or otherwise acquire any shares of Nannaco capital stock or declare or pay any dividend or other distribution on the capital stock of Nannaco or any of its subsidiaries;

      o enter into, amend, modify, renew or terminate any employment, consulting, severance or similar contract except as specified in or in connection with the Merger Agreement;

      o     increase the salary, wages or other benefits of employees;

      o enter into, adopt, modify or terminate, except as specified in or in connection with the Merger Agreement, any benefit plan for any current or former director, officer, employee or independent contractor of Nannaco or take any action to accelerate vesting thereunder;

      o sell, transfer, mortgage, lease, encumber or otherwise dispose of, or permit the creation of any lien on, or discontinue any material amount of its assets, deposits, businesses or properties, except in the ordinary course of business consistent with past practice;

      o acquire any material amount of assets, business, properties or deposits of another person except in the ordinary course of business consistent with past practice; o amend the corporate governance documents of Nannaco;

      o implement or adopt any change in accounting principles, practices or methods except as may be required by GAAP;

      o enter into, amend, renew or terminate material contracts, except in the ordinary course of business consistent with past practice;

      o incur debt other than in the ordinary course of business consistent with past practice;

      o except as required by applicable law, knowingly take any action that is reasonably likely to result in any of Nannaco's representations or warranties being untrue in any material respect, any condition to the Merger not being satisfied, or a material breach of any provision of the Merger Agreement;

      o     make any loan;

      o except pursuant to contracts entered into in the ordinary course of business prior to the date of the Merger Agreement, make any payment of cash or other consideration to, make any loan on behalf of, or enter into, amend or grant a consent or waiver under, or fail to enforce, any contract with a related person;

      o make any capital expenditures in excess of amounts provided in the Merger Agreement; or

      o agree, commit to or enter into any agreement to take any of the actions discussed above.

No Solicitation of Acquisition Proposals

Nannaco has agreed that it will not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to any acquisition proposal other than that contemplated by the Merger Agreement.

Other Covenants

The Merger Agreement contains additional covenants, including covenants relating to:

      o     access to information and confidentiality;

      o     public announcements;

      o     consents, approvals and filings;

      o     accounting and regulatory matters; and

      o     notice of developments.

In addition, the Merger Agreement contains a general covenant requiring each party to use its reasonable best efforts in good faith to complete the Merger.

Conditions to the Merger

The merger will be completed only if certain conditions are satisfied or waived, including the following:

      o the Merger Agreement has been approved by the vote of the holders of Two-Thirds (66%) of the outstanding shares of Nannaco common stock;

      o     all material consents and approvals have been obtained; and

      o no court or other legal or regulatory order or statute, rule or regulation restrains or prohibits the Merger.

Red Alert's obligation to complete the Merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the
Merger:


      o Nannaco's representations and warranties must be true and correct in all material respects as of the closing date of the Merger and Nannaco Acquisition, Inc. must have received a certificate to such effect;

      o Nannaco must have performed in all material respects all of its covenants, agreements and obligations under the Merger Agreement and Red Alert must have received a certificate to such effect;

Nannaco's obligation to complete the Merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the
Merger:

      o Red Alert's representations and warranties must be true and correct in all material respects as of the closing of the Merger and Nannaco must have received a certificate to such effect; and

      o Red Alert must have performed in all material respects all of its covenants, agreements and obligations under the Merger Agreement and Nannaco must have received a certificate to such effect.

Termination of the Merger Agreement

At any time prior to the completion of the Merger, the Merger Agreement may be terminated under the following circumstances if the terminating party is authorized to do so by its board of directors:

      o     by mutual written consent of Nannaco and Red Alert;

      o     by either Nannaco or Red Alert, if:

      o a breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach cannot be or has not been cured after the giving of written notice to the breaching party of the breach; and which breach, individually or in the aggregate with other breaches, would cause a condition of the Merger Agreement not to be satisfied or is reasonably likely to prevent, materially delay or materially impair the ability of the parties to complete the Merger;

      o     the Merger is not completed on or before August 27, 2004; or

      o the approval of any governmental authority required for completion of the Merger has been denied by final non-appealable action of the governmental authority.


Fee if the Merger Agreement Is Terminated

Nannaco must pay to Red Alert a cash termination fee of $200,000 for any of the following reasons:

      o if Red Alert terminates the Merger Agreement because Nannaco has breached any of its covenants with respect the solicitation of acquisition proposals;

The payment of this fee is in addition to any other rights that Red Alert has under the Merger Agreement or otherwise.

Expenses

Nannaco will bear all expenses incurred by it in connection with the Merger Agreement.

Amendment and Waiver

Before the Merger is completed, any provision of the Merger Agreement may be waived by the party benefited by the provision in a written document signed by that party, or amended or modified at any time by an agreement in writing executed in the same manner as the Merger Agreement. The Parties to the Merger

Nannaco, Inc.
Mr. Steve Careaga
CEO and Director
4423 Point Fosdick Dr. N.W., Suite 208
Gig Harbor, Washington 98335
253-853-3632

Red Alert Group, Inc.
Dr. Timothy Holly
Chairman, C.E.O., President
4279 Roswell Road
Suite 102-251
Atlanta, GA. 30342
(404) 256-6531

Nannaco Acquisition, Inc.
David Otto
President and Director
4423 Point Fosdick Dr. N.W., Suite 208
Gig Harbor, Washington 98335
253-853-3632

Nannaco, Inc., previously provided surface cleaning, surface protection, surface restoration, and other services to commercial and industrial businesses, as well as to owners of historical buildings. The Company has moved to a new line of business as a consultant and advisor to customers and is seeking to improve it financial position through the acquisition of or merger with companies capable of providing the best value to its shareholders.

Red Alert Group, Inc.

Red Alert Group, Inc., a private Georgia corporation ("Red Alert"), is a specialized consulting firm operating globally comprised of experts in the areas of counterterrorism, cyber security, intelligence, military support, and weapons of mass destruction. It is committed to preventing acts of terror and to protecting the security of the American people and its allies. Red Alert is part of a vast national and international campaign dedicated to defeating terrorism. Its professionals work hand-in-hand with law enforcement and intelligence, as well as in military and diplomatic circles to neutralize terrorist cells and operatives in the U.S. and to help dismantle terrorist networks worldwide. In July 2003, Red Alert acquired SECAD B.V., a leading international security firm located in the Hague, the Netherlands. SECAD also had a subsidiary, located in Singapore. Following the acquisition, SECAD changed its name to Red Alert Group International B.V., and the Singapore subsidiary is now called Red Alert Group Asia Pte, Ltd. Additional representative offices have been established in Washington, DC, and Kuwait City, Kuwait, with specific marketing arrangements with Arab Trade and Contracting in Iraq. Red Alert is presently in negotiations to establish offices in Morocco and Sri Lanka, and seeks to acquire Red Alert Petroleum, BV, a company that purchases and resells petroleum products originating from Iraq and Kuwait.

Red Alert helps assure the safety and security of people, property and proprietary information through the customized integration of technology and professional personal.

The Red Alert Threat Matrix

Vulnerability and Threat Assessment -- In-depth survey is conducted of the client's facility, including its demographic factors, architecture, environmental layout, and incident history.

Policy Assessment -- The client's current security policies are compared to the facility's vulnerability and threat assessment.

Procedure Assessment -- The evaluation focuses on how security enforces the established protection policies. Strategies and systems are explored for improved site security and increased security personnel productivity.

Technology and Equipment Assessment -- Current security and cyber systems are reviewed. Cost-effective technologies and or equipment are suggested.

Staffing Assessment -- Examination focuses on security personnel selection, screening, posting and training in accordance with other strategic security steps. Training sessions are conducted by Red Alert's expert trainers.

To combat terrorism, Red Alert provides a variety of services and products in Homeland Security, Cyber Security and Private Military Security. The following is a brief overview of Red Alert's offerings, targeted clients, market data, and key competitors for each security sector.

HOMELAND SECURITY SOLUTIONS

Offering -              "Help Our Heroes"
                        -- Threat Matrix Assessment
                        -- Security Product Selections
                        -- Training and Implementation
                        -- Follow-Up Services
                        -- Operational Lease Financing

Target Clients
                        -- Municipalities

Market*
                        -- $100 Billion not funded by government comprised of:
                        -- Fire Services - $36.8 Billion
                        -- Urban Search and Rescue - $15.2 Billion
                        -- Hospital Preparedness - $29.6 Billion
                        -- Public Health - $6.7 Billion
                        -- Emergency 911 Systems - $10.4 Billion
                        -- Interoperable Communications - $6.8 Billion
                        -- Emergency Operations Centers - $3.3 Billion
                        -- Animal/Agricultural Emergency Response - $2.1 Billion -- Emergency Medical Services Systems - $1.4 Billion
                        -- Emergency Management Planning - $1 Billion
                        -- Emergency Response Regional Exercises - $0.3 Billion

----------
*"Emergency Responders: Drastically Underfunded, Dangerously Unprepared," Report of an Independent Task Force Sponsored by the Council on Foreign Relations, June 2003.

CYBER SECURITY SOLUTIONS

Red Alert's solution bridges the current gap in Cyber Security by covering the following aspects of business related digital communications: (i) Social Engineering - Red Alert develops methods of procedures to educate, screen and implement sound corporate network security practices; (ii) Vulnerability - Red Alert can assist and/or conduct network vulnerability studies which lead to more robust network security and protect intellectual property; (iii) Security Policy Development - Red Alert personnel provide the methods of procedure to develop sound corporate network profiling which acts as the base for sound risk analysis and security policy setting; (iv) Engineering, Device Management and Monitoring
- Deploying leading edge network and host security equipment, Red Alert's team defends the customer site's Internet and extranet perimeter, insures that the exploit defense mechanisms anticipate malicious exploit activity, and provides immediate notification to the customer base; (v) Response and Consultation - Red Alert has the ability to immediately respond to exploits. In the post/pre exploit arena, Red Alert's security experts can consul the customer on the appropriate steps to take to further secure their enterprise or prosecute a perpetrator

Offering -              "The Ping of Death"
                        -- Threat Matrix Assessment
                        -- Network Security Design with Biometrics
                        -- Network Security Management / Netspionage

Target Clients
                        -- Corporations

Market*
                        -- $50 Billion for Homeland Security
                        -- $145 Billion Biometrics

----------
*National Strategy to Secure Cyberspace, February 2003; Department of Homeland Security Request for Cyber Security Funding to the US Congress; "White Paper on the Biometrics Industry," Acsys Biometrics Corporation (2003)

PRIVATE MILITARY SERVICES - RED ALERT FORCE

Innocent civilians are overwhelmingly the victims of violent, low-intensity conflicts - the most serious challenges to the foreign policy community. Military downsizing, ineffective peacekeeping and the justifiable hesitation to use the military for peacekeeping purposes, can cause these low-intensity conflicts continue for years. Long-term, sustainable peace in many troubled spots today increasingly depends on skilled private peace operations. Red Alert's focus is on providing armed personnel as guards and, where appropriate, force multipliers or surge protection.

Offering -              "Red Alert Force"
                        -- Threat Matrix Assessments
                        -- Strategic Planning / Logistics
                        -- Organization / Training
                        -- Security Products / Armaments
                        -- Operational Support / 7,000+ Force Database

Target Clients
                        -- US / UN Peacekeeping Operations

Market*

-- From 1994 - 2002, US Defense Department spent over $300 Billion ($37.5 annually) with only 24 private military contractors.

-- $100 Billion annual global revenue is expected to double by 2010.

----------
*"Peacekeepers, Inc.," Peter W. Singer, John M. Olin Post-Doctoral Fellow, Policy Review, The Brookings Institution (June 2003) "Privatizing Combat, the New World Order," The Consortium of Investigative Journalists, The Center for Public Integrity (2003); International Alert, "The Politicization of Humanitarian Action and Staff Security," Working Report (April 24, 2001).

ADDITIONAL SECURITY SOLUTIONS

As a derivation of the services and products offered, Red Alert also provides general security services and products, such as:

General Security Services Offered
                        -- Executive Protection
                        -- Hostage Negotiations and Recovery
                        -- Investment Fraud Recovery
                        -- Corporate Investigations and Asset Tracing -- Intelligence and Investigations
                        -- Political Risk Research and Analysis
                        -- Crisis Management and Recovery

Representative Security Products Offered
-- Luxury Armored Cars
-- Biometric Smart Cards, Smart File Cabinets and Safes
-- Evacuation Suits and Escape Hoods for WMD attacks
-- Body Armor, Handcuffs, First Aid Kits
-- Bomb Detection Systems and Back-Shatter X-Ray Systems
-- Global Tracking Systems
-- Red Alert "Shatter Shield" Window Protection Film

Representative Corporate Clients
                        -- Sun Micro Systems
                        -- KLM Airlines
                        -- ING Financial Group
                        -- Fortis Insurance Group
                        -- Frankfurt Stock Exchange Building

Representative Government Clients
                        -- Dutch Ministry of Foreign Affairs
                        -- Dutch Ministry of Defense
                        -- Government of Ivory Coast
                        -- Government of Morocco
                        -- Government of the Philippines
                        -- Government of Guinea-Bissau

REGISTRATIONS
-- US Homeland Security Department
                        -- US Department of Defense
                        -- Central Intelligence Agency
                        -- US State Dept. Office of Counterterrorism
                        -- US Department of Justice
                        -- United Nations Peacekeeping Office
                        -- Licensed by Dutch Ministry of Justice
-- US Defense Logistics Agency
                        -- US Joint Command
                        -- US Defense Threat Reduction Agency
                        -- National Governors Association
                        -- US Defense Intelligence Agency
                        -- Foreign Intelligence Advisory Board
                        -- Centers for Disease Control
-- US Defense Logistics Agency
                        -- US Joint Command
                        -- US Defense Threat Reduction Agency
                        -- National Governors Association
                        -- US Defense Intelligence Agency
                        -- Foreign Intelligence Advisory Board
                        -- Centers for Disease Control

-- US Energy Department
                        -- Army, Navy, Air Force, Coast Guard
                        -- National Reconnaissance Office
                        -- US Fire Administration
                        -- Transportation Security Administration
                        -- National Infrastructure Protection Center
                        -- US Department of Defense - Homeland Defense

KEY COMPETITORS

There is intense competition in all of Red Alert's business areas. Most competitors are very large with significant resources. Given the nature and diversity of the security industry, many competitors are private entities offering a vast array of services and products primarily to the US government and major commercial customers. For the defense and government business areas, competition focuses on a variety of factors, including (i) effective, innovative technologies and services; (ii) better program performance at a lower cost; and
(iii) the capability of facilities, equipment and personnel. For commercial business, competition focuses on a variety of factors, including: (a) pricing;
(b) product features and performance; (c) reliability, scalability and compatibility; customer relationships, service and support; and (d) brand recognition. Additionally, indirect competition is faced from certain government agencies that perform services for themselves similar to those marketed by Red Alert.

Some of Red Alert's key competitors are public, though most are private. Its sundry competitors operate in several key business areas: Homeland Security
(HS); Cyber Security (CS); Private Military Services (PMS); Intelligence Services (IS); Executive Protection (EP); Private Investigations (PI); and Armored Vehicles (AV).

                 -- DynCorps, a division of Computer Sciences Corp. (PMS)
                 -- Global Security Solutions, a division of CSC (HS)
                 -- Global Information Security Services, a division of CSC (CS) -- EAI Corp., a subsidiary of GEO-Centers, Inc. (HS)
                 -- Control Risks Group (PMS/IS/EP)
                 -- Kroll, Inc. (PMS/PI)
                 -- Systems Planning Corp. (HS/CS)
                 -- Vance International (EP/PMS)
                 -- Versar, Inc. (HS)
                 -- SafeWay Armor Co. (AV)
                 -- Secure Car Worldwide (AV)
                 -- Anteon International Corp (CS)
                 -- Internet Security Solutions, Inc. (CS)
                 -- MPRI, a division of L-3 Communications (PMS)
                 -- Rainbow Technologies, Inc. (CS)
                 -- Honeywell International, Inc. (HS/CS)
                 -- CACI International, Inc. (HS/CS/IS)
                 -- Blackwater USA, Inc. (PMS)

                             RED ALERT RISK FACTORS

Government Contracting

Dependence on the defense and homeland security industries, as well as the business risks peculiar to those industries, including changing priorities or reductions in the U.S. Government homeland security and defense budgets, as well as the homeland security budgets of state and local governments could have a material impact on the results of Red Alert's operations. The risks associated with government contracting also include:

-- reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform;

-- Red Alert's ability to obtain future government and commercial contracts on a timely basis;

--    the   availability   of   government   funding  and  changes  in  customer
      requirements for Red Alert's products and services;

-- the economic conditions, competitive environment, international business and political conditions, timing of international awards and contracts;

-- the failure to establish and maintain important relationships with government entities and agencies, could adversely affect Red Alert's ability to successfully bid for new business.

Subcontractors

Red Alert's performance of government contracts may involve the issuance of subcontracts to other companies upon which Red Alert rely to perform all or a portion of the work Red Alert are obligated to deliver to Red Alert's clients. A failure by one or more of Red Alert's subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely impact Red Alert's ability to perform Red Alert's obligations as a prime contractor. A subcontractor's performance deficiency could result in the government terminating Red Alert's contract for default. A default termination could expose us to liability for excess costs of reprocurement by the government and have a material adverse effect on Red Alert's ability to compete for future contracts and task orders. Depending upon the level of problem experienced, such problems with subcontractors could cause Red Alert's actual results to differ materially from those anticipated.

Receivables

Red Alert depends on the collection of Red Alert's receivables to generate cash flow, provide working capital, pay debt and continue Red Alert's business operations. If the federal government, any of Red Alert's other clients or any prime contractor for whom Red Alert is a subcontractor fails to pay or delays the payment of their outstanding invoices for any reason, Red Alert's business and financial condition may be materially adversely affected. The government may fail to pay outstanding invoices for a number of reasons, including lack of appropriated funds or lack of an approved budget. Some prime contractors for whom we may become a subcontractor have significantly less financial resources than we do, which may increase the risk that we may not be paid in full or payment may be delayed. If Red Alert experiences difficulties collecting receivables it could cause Red Alert's actual results to differ materially from those anticipated.

Growth via Acquisition

As part of Red Alert's growth strategy, we have and may continue to acquire or make investments in companies with products, technologies or professional services capabilities complementary to Red Alert's solutions. When engaging in acquisitions, we could encounter difficulties in assimilating or completing the development of the technologies, new personnel and operations into Red Alert's company. These difficulties may disrupt Red Alert's ongoing business, distract Red Alert's management and employees, increase Red Alert's expenses and adversely affect Red Alert's results of operations. These difficulties could also include accounting requirements, such as impairment charges related to goodwill or expensing in-process research and development costs. We cannot be certain that we will successfully overcome these risks with respect to any future acquisitions or that we will not encounter other problems in connection with Red Alert's recent or any future acquisitions. In addition, any future acquisitions may require us to incur debt or issue equity securities. The issuance of equity securities could dilute the investment of Red Alert's existing stockholders. The ability to identify future acquisition candidates or to integrate acquired operations and may encounter other risks in executing Red Alert's acquisition strategy, including:

      o increased competition for acquisitions may increase the costs of Red Alert's acquisitions;

      o Red Alert's failure to discover material liabilities during the due diligence process, including the failure of prior owners of any acquired businesses or their employees to comply with applicable laws or regulations, such as the Federal Acquisition Regulation and health, safety and environmental laws, or their failure to fulfill their contractual obligations to the federal government or other customers; and

      o acquisition financing may not be available on reasonable terms or at all.

Each of these types of risks could cause Red Alert's actual results to differ materially from those anticipated.

Global Operations

Our global business commitments may require Red Alert's employees to travel to potentially dangerous places, which may result in injury to key employees. These countries may be experiencing political upheaval or unrest, and in some cases war or terrorism. Certain senior level employees or executives are, on occasion, part of the teams deployed to provide services in these countries. As a result, it is possible that certain of Red Alert's employees or executives will suffer injury or bodily harm in the course of these deployments. It is also possible that we will encounter unexpected costs in connection with the repatriation of Red Alert's employees or executives for reasons beyond Red Alert's control. Additional risk factors include:

      - the difficulty in managing an organization spread over various countries located across the world;

      - compliance with, and unexpected changes in, a wide range of complex regulatory requirements in countries where we do business;

      -     increased   financial   accounting   and   reporting   burdens   and
            complexities and potentially adverse tax consequences;

      -     excess taxation due to overlapping tax structures;

      - fluctuations in foreign currency exchange rates resulting in losses or gains from transactions and expenses denominated in foreign currencies;

      -     reduced   protection  for  intellectual   property  rights  in  some
            countries;

      - reduced protection for enforcement of creditor and contractual rights in some countries; and

      - import and export license requirements and restrictions on the import and export of certain technology, especially encryption technology and trade restrictions.

These problems could cause Red Alert's actual results to differ materially from those anticipated.

Rapidly Evolving Market

Red Alert operates in a new and rapidly evolving market and must, among other things (i) respond to competitive developments; (ii) continue to upgrade and expand Red Alert's product and services offerings; and (iii) continue to attract, retain and motivate Red Alert's employees. We cannot be certain that we will successfully address these issues.

Intense Competition

There is intense competition in all of Red Alert's business areas. Most competitors are very large with significant resources. Given the nature and diversity of the security industry, many competitors are private entities offering a vast array of services and products primarily to the US government and major commercial customers. For the defense and government business areas, competition focuses on a variety of factors, including (i) effective, innovative technologies and services; (ii) better program performance at a lower cost; and
(iii) the capability of facilities, equipment and personnel. For commercial business, competition focuses on a variety of factors, including: (a) pricing;
(b) product features and performance; (c) reliability, scalability and compatibility; customer relationships, service and support; and (d) brand recognition. Additionally, indirect competition is faced from certain government agencies that perform services for themselves similar to those marketed by Red Alert.

Nannaco Acquisition, Inc.

Nannaco Acquisition, Inc., a Delaware corporation, is a wholly-owned subsidiary of Nannaco, Inc. It has no business operations and was formed solely for the purpose of facilitating the Merger. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Nannaco Acquisition, Inc. will be merged with and into Red Alert, with Red Alert being the surviving corporation.


The Special Meeting

August ___, 2004 Record Date; Voting Power

You are entitled to vote at the special meeting if you owned shares of Nannaco common stock as of the record date for the special meeting, which was the close of business on July 8, 2004. For each share of Nannaco common stock owned on that date, Nannaco stockholders will have one vote at the special meeting.

On July 8, 2004, there were 474,253,389 shares of Nannaco common stock outstanding.

Required Quorum and Required Vote

The holders of Fifty Percent (50%) of the outstanding shares of Nannaco common stock must be present, in person or by proxy, at the special meeting for a quorum to be present. The merger requires the approval of Two-Thirds (66%) of all of the outstanding shares of Nannaco common stock entitled to vote at the special meeting. If you fail to vote or abstain from voting, it will have the same effect as a vote against the Merger.

The Merger

Description of the Merger

In the Merger, a newly formed merger subsidiary of Nannaco will merge with and into Red Alert, and Red Alert will be the surviving company.

If the Merger is completed, shareholders of Red Alert will receive Ninety Seven Percent (97%) of the issued and outstanding common stock of Nannaco in exchange for Nannaco receiving all of the issued and outstanding shares of Red Alert.

The merger is subject to several conditions. We strongly encourage you to carefully read the Merger Agreement in its entirety, a copy of which attached as Annex A to this proxy statement, because it is the legal document that governs the Merger.

We are working to complete the Merger as soon as possible. We anticipate completing the Merger in August 2004, subject to receipt of stockholder approval and satisfaction of other conditions to closing, including those described in "The Merger Agreement -- Conditions Precedent to Red Alert's Obligations."

Background of the Merger; Nannaco's Reasons for the Merger

Our board of directors considered several factors in making its determination to recommend the Merger Agreement and the resulting merger, including among others:

      o the current conditions and competitive environment as they relate to Nannaco, Inc.;

      o Nannaco's future prospects, including its ability to successfully provide products and services;

      o     the possibility of alternatives to the Merger;

      o Nannaco's ability to further enhance stockholder value if it remained independent;

      o the terms of the Merger Agreement, and a comparison of the terms to those in other similar transactions;

      o     the likelihood of closing a transaction with Red Alert Group, Inc.;
            and

      o     the impact of the Merger on Nannaco's shareholders.



In its consideration of these and other relevant factors when evaluating the Shareholder Vote Matters, Nannaco's board of directors did not assign specific or relative weights to any of these factors. Further, individual directors may have weighed the various factors differently than other directors.

Red Alert Group, Inc.'s Reasons for the Merger

Over the past year, Red Alert has increased its U.S. presence in the homeland security industry. The proposed acquisition of Nannaco represents the continuation of Red Alert's growth strategy and is consistent with Red Alert's stated intention to grow in the homeland security industry, add shareholder value and increase visibility.

Recommendation of Nannaco's Board of Directors

Our board of directors has unanimously approved the Merger Agreement and the resulting merger and determined that the Merger Agreement and Merger are advisable and in the best interests of Nannaco and its stockholders. After careful review and consideration, our board of directors unanimously recommends that Nannaco stockholders vote "FOR" the approval of the Merger Agreement and Shareholder Vote Matters.

Interests of Certain Directors and Officers in the Merger

Some of the directors and officers of Nannaco have interests in the Merger in addition to their interests as stockholders generally, including the following:

      o the sole director of Nannaco, Steve Careaga, holds approximately 9,200,000 shares of Nannaco, Inc., common stock. The value of Mr. Careaga's stock may increase as a result of the Merger.

You should refer to "The Merger -- Interests of Directors and Officers in the Merger that Differ from Yours."

The completion of the Merger depends on a number of conditions being satisfied, including the following:

      o the Merger Agreement and Merger have been approved by the vote of the holders of Two-Thirds (66%) of the outstanding shares of Nannaco common stock;

      o     all material consents and approvals have been obtained;

      o     the absence of any legal restraint blocking the Merger;

      o Nannaco's and Red Alert's representations and warranties to each other, as set forth in the Merger Agreement, are true and correct, except where the failure to be true and correct would not have a material adverse effect on Nannaco or Red Alert, respectively;

      o Nannaco and Red Alert have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the closing of the Merger; and

If applicable law permits, either party could choose to waive a condition to its obligation to complete the Merger even though that condition has not been satisfied.

The Merger Agreement may be terminated at any time before the Merger is completed upon the occurrence of certain events described in the Merger Agreement. In certain circumstances, Nannaco has agreed to pay Red Alert a termination fee of $200,000 in the event the Merger Agreement is terminated. The termination fee, along with the non-solicitation provisions described above, may discourage third parties who are interested in acquiring a significant stake in Nannaco. These provisions are intended by Red Alert to increase the likelihood that the Merger will be completed in accordance with its terms.

Nannaco, Inc. Stock Price

Nannaco's common stock is traded on the OTCBB under the symbol "NNCO."

On March 28 2004, the business day prior to public announcement of the Letter of Intent pursuant to which Red Alert and Nannaco agreed to enter into negotiations for the acquisition of Red Alert by Nannaco, the closing price per share of the Nannaco common stock was $.01 as reported by the OTCBB. On July 8, 2004, the most recent practicable date prior to the mailing of this proxy statement, the closing price per share of the Nannaco common stock was $.0012 as reported by the OTCBB. We urge stockholders to obtain a current quotation. See "Price Range of Nannaco Common Stock and Dividend Information."

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:    What effect will the Merger have on Nannaco?

A: Merger: After the Merger is completed, 97% of the Nannaco, Inc. common stock will be owned by Red Alert Group, Inc.

Q:    What will I receive in the Merger?

A: Nannaco, the corporation in which you own shares, will acquire all of the issued and outstanding shares of Red Alert. Nannaco shareholders will not, individually, receive any shares of Red Alert.

Q:    What is the board of directors' recommendation?

A: Our board of directors has unanimously approved the Merger and recommends you vote "FOR" the Merger. The Board has determined that the Merger Agreement and Merger are advisable in the best interests of Nannaco and its stockholders; and

Q:    What am I being asked to vote upon?

A: You are being asked to vote to (i) approve the Merger Agreement and the resulting merger, (ii) approve a 1 for 100 reverse split of the issued and outstanding common stock of Nannaco, Inc., while maintaining the amount of shares Nannaco, Inc., is authorized to issue at 500,000,000, (iii) approve an amendment to our articles of incorporation, as amended, to change our name from "Nannaco, Inc." to "Red Alert Group Holding Corp.", and (iv) elect certain new directors to the board of directors of Nannaco which individuals have been nominated by the board of directors of Nannaco (collectively, the "Merger").

Q.    What vote of stockholders is required to approve the Merger?

A: The Merger must be approved by the affirmative vote of the holders of Two-Thirds (66%) of the outstanding shares of the Nannaco common stock. Proxies returned to us, if properly signed and dated but not marked to indicate your voting preference, will be counted as votes "FOR" approval of the Merger. If you do not return your proxy, properly signed and dated, or attend the special meeting and vote in person, this will have the same effect as a vote " AGAINST" approval of the Merger.

Q.    What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting, even if you plan to attend the meeting in person.

Q.    Can I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote by sending to us a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the special meeting will not, by itself, revoke your proxy. You must also vote your shares in person at the special meeting. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. Your broker will vote your shares only if you provide instructions on how you desire to vote. You should follow the procedures provided by your broker as to how to vote your shares.

Q:    What happens if I do not send in my proxy or if I abstain from voting?

A: If you do not send in your proxy, if you do not instruct your broker to vote your shares, or if you abstain from voting, it will have the same effect as a vote against the Merger.

Q:    Should I send my stock certificates?

A:    No. Your shares are not being exchanged in connection with the Merger.

Q:    When do you expect the Merger to be completed?

A: We are working to complete the Merger as quickly as possible. We plan to complete the Merger shortly after we receive stockholder and regulatory approvals for the Merger, which we anticipate will result in an August 2004 closing, although there can be no assurances that we will be able to do so.

Q:    What are the tax consequences of the Merger?

A: We do not anticipate any tax consequences to Nannaco shareholders in connection with the Merger.

Q:    Who can help answer my questions?

A: If you have additional questions about the Merger or would like additional copies of the proxy statement, you should contact:

                                  Nannaco, Inc.
                     4423 Point Fosdick Dr. N.W., Suite 208
                          Gig Harbor, Washington 98335
                         I Attention: Mr. Steve Careaga
                          Phone Number: (253) 853-3632

             CAUTIONARY WARNING REGARDING FORWARD-LOOKING STATEMENTS

      This document may contain "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our limited operating history; (2) our ability to pay down existing debt; (3) our ability to retain the professional advisors necessary to guide us through our corporate restructuring including, but not limited to, our contemplated transaction with Red Alert Group, Inc.; (4) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (5) unforeseen costs and expenses; (6) potential litigation with our shareholders and/or former or current investors; (7) the Company's ability to comply with federal, state and local government regulations; and (8) other factors over which we have little or no control.

                       PRICE RANGE OF NANNACO COMMON STOCK
                            AND DIVIDEND INFORMATION

The following table sets forth certain information as to the high and low bid quotations quoted on the OTCBB since our common stock began trading in the fourth quarter of 2002 through third quarter of 2004. Information with respect to over-the-counter bid quotations represents prices between dealers, does not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions. The Company's common stock, par value $0.001 per share (the "Common Stock"), is traded on the Over the Counter Bulletin Board ("OTCBB") under the symbol "NNCO".

The Company's Common Stock commenced trading on September 5, 2002.

                      Period       High         Low
                     --------     ------       -----
Fourth Quarter        2002         0.47         0.25

First Quarter         2003         0.40        0.055
Second Quarter                     0.12        0.020
Third Quarter                     0.035        0.125
Fourth Quarter                    0.065        0.012

First Quarter         2004         0.04        0.007
Second Quarter        2004        0.036        0.013
Third Quarter         2004        0.001        0.001

                             ADDITIONAL INFORMATION

Who Can Help Answer Your Questions

If you have additional questions about the Merger or would like additional copies of this document, you should contact:

                                  Nannaco, Inc.
                     4423 Point Fosdick Dr. N.W., Suite 208
                          Gig Harbor, Washington 98335
                          Attention: Mr. Steve Careaga
                          Phone Number: (253) 853-3632

Where You Can Find More Information

Nannaco files annual, quarterly and special reports, proxy statements and other information with the SEC. Nannaco's SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document Nannaco files at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger ("Agreement") is entered into as of July 8, 2004 (the "Execution Date"), by and among Nannaco, Inc., a Texas corporation ("NNCO"), Nannaco Acquisitions, Inc., a Delaware corporation ("Acquisition Sub"), and Red Alert Group, Inc., a Georgia corporation ("Red Alert").

                                    RECITALS

A. NNCO wishes to issue to Red Alert shareholders (the "Red Alert
Shareholders"), on the terms and conditions set forth in this Agreement, 153,341,900 shares of NNCO such that, subsequent to the Closing (defined below in Section 2.1), the shareholders of Red Alert shall own approximately Ninety Seven Percent (97%) of the issued and outstanding shares of NNCO.

B. Upon consummation of the Merger (defined in Section 1.1.1 below), Acquisition Sub shall merge with and into Red Alert, and Red Alert shall become a wholly-owned subsidiary of NNCO.

C. Together, Red Alert Shareholders are the owners of the following amount of common stock of Red Alert, which amount represents all issued and outstanding capital stock of Red Alert: 34,280,191 shares of common stock (the "Red Alert Shares").

D. Each Red Alert share (other than shares to be canceled in accordance with Section 1.1(b)) shall be converted into the right to receive 4.4732 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.001 per share, of NNCO (the "NNCO Shares"). As of the Effective Time, all the Red Alert Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Red Alert Shares shall cease to have any rights with respect thereto, except the right to receive the their portion of the NNCO Shares to be issued in consideration therefor upon surrender of such certificate in accordance herewith.

E. It is the intent of the parties that the Merger qualify as a tax-free corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

Accordingly, the parties hereby agree as follows:

1.    MERGER.

1.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Red Alert Shares or any shares of capital stock of Acquisition Sub:

(a) Capital Stock of Acquisition Sub. Each issued and outstanding share of capital stock of Acquisition Sub shall be converted into one share of common stock of Red Alert.

(b) Cancellation of Treasury Stock of Red Alert Owned by Red Alert. Each share of Red Alert that is owned by Red Alert shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of the Red Alert Shares. Each of the Red Alert Shares (other than shares to be canceled in accordance with Section 1.1(b)) shall be converted into the right to receive 4.4732 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.001 per share, of the NNCO Shares. As of the Effective Time, all the Red Alert Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Red Alert Shares shall cease to have any rights with respect thereto, except the right to receive the their portion of the NNCO Shares to be issued in consideration therefor upon surrender of such certificate in accordance herewith.

1.2 Articles of Merger. The Merger shall be effectuated at the Effective Time pursuant to Articles of Merger ("Articles of Merger") filed in accordance with applicable provisions of Texas, Georgia and Delaware law (the "Applicable Law"). The Articles of Merger shall be filed together with any other filings or recordings required by the Applicable Law in connection with the Merger as soon as practicable after the Closing (as defined below in Section 2.1). The term "Effective Time" as used in this Agreement means the time at which the Merger becomes effective under the laws of Texas.

1.3 Procedure. Each certificate evidencing ownership of Red Alert Shares outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the NNCO Shares. At the Closing (as defined below in Section 2.1) Red Alert Shares shall cease to be outstanding and shall be converted into and exchanged for the NNCO Shares1. The NNCO Shares exchanged for Red Alert Shares shall be referred to herein as the "Closing Shares".

1.4 Name Change. At the Effective Time, the articles of incorporation of NNCO shall be amended hereby such that name "Nannaco, Inc." shall become "Red Alert Group, Holding Corp.".

2.    CLOSING AND CLOSING DOCUMENTS.

2.1 Date, Time and Place of Closing. The Merger contemplated by this Agreement shall take place at a closing upon the completion and satisfaction of all the closing conditions hereto (the "Closing") to be held at The Otto Law Group, PLLC, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

2.2 Red Alert Closing Documents. At the Closing, Red Alert shall deliver the following documents to NNCO (collectively, the "Red Alert Closing Documents"):

            2.2.1 Red Alert Share Certificates. Certificates representing all of Red Alert Shares;

            2.2.2 Articles of Merger. The Articles of Merger to be filed with the state of Georgia, executed by Red Alert;

            2.2.3 Good Standing Certificate. A certificate issued by the Georgia Secretary of State indicating that Red Alert is qualified and in good standing within such jurisdiction;

            2.2.4 Red Alert Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of Red Alert certifying that all necessary actions have been taken by Red Alert 's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Red Alert in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date;

            2.2.5 Resolutions. Copies of signed resolutions of the board of directors and the shareholders of Red Alert approving the Merger with NNCO and the Acquisition Sub and the execution by Red Alert of this Agreement;

            2.2.6 Appraisal Rights. In the event that shareholders of Red Alert are entitled to "appraisal rights" pursuant to Georgia law, copies of all written appraisal notices and forms sent by Red Alert to the shareholders of Red Alert as required by Georgia law, including any waiver of "appraisal rights" by Red Alert Shareholders;

            2.2.7 Other Documents and Instruments. Such other documents and instruments as NNCO's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

            2.3 NNCO Closing Documents. At the Closing, NNCO shall deliver or cause to be delivered to Red Alert the following documents (collectively, the "NNCO Closing Documents"):

            2.3.1 Articles and Certificate of Merger. The Articles of Merger to be filed with the state of Texas and the Certificate of Merger to be filed with the State of Delaware, executed by NNCO and the Acquisition Sub, respectively;

            2.3.2 NNCO Share Certificates. Executed minutes of a special meeting of the board of directors of NNCO authorizing the issuance of one or more stock certificates in the name of each of Red Alert Shareholders representing such Red Alert Shareholder's ownership of the NNCO Shares;

            2.3.3 Good Standing Certificate. A certificate issued by the Texas Secretary of State indicating that NNCO is qualified and in good standing within such jurisdiction, and a certificate issued by the Delaware Secretary of State indicating that the Acquisition Sub is qualified and in good standing within such jurisdiction;

            2.3.4 NNCO Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of NNCO certifying that all necessary actions have been taken by NNCO's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by NNCO in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date;

            2.3.5 Resolutions. Copies of signed resolutions of the board of directors and the shareholders of NNCO approving the Merger with Red Alert and the execution by NNCO of this Agreement;

            2.3.6 Appraisal Rights. In the event that shareholders of NNCO are entitled to "appraisal rights" pursuant to Texas law, copies of all written appraisal notices and forms sent by NNCO to the shareholders of NNCO as required by Texas law;

            2.3.7 Legal Opinion. Red Alert shall have received an opinion dated the Closing Date of The Otto Law Group, PLLC, counsel for NNCO, in form and substance reasonably satisfactory to Red Alert and its counsel relating to such matters as are customarily delivered in connection with the transactions contemplated herein, including an opinion that the Merger has been approved by all requisite action of NNCO and its shareholders in accordance with Texas Law and the NNCO Shares will be issued in accordance with all applicable securities laws; and

            2.3.8 Other Documents and Instruments. Such other documents and instruments as Red Alert's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

3.    REPRESENTATIONS AND WARRANTIES OF RED ALERT.

Red Alert represents and warrants to NNCO that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement in all material respects.

3.1 Organization of Red Alert. Red Alert is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. Red Alert has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Red Alert is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

3.2 Authorization. Subject to the approval of its shareholders, Red Alert has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and Red Alert Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and Red Alert Closing Documents will constitute, valid and legally binding obligations of Red Alert, enforceable in accordance with their respective terms and conditions.

3.3 Noncontravention. Neither the execution and the delivery of this Agreement or Red Alert Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by Red Alert, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Red Alert is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Red Alert is a party or by which it is bound or to which any of its assets is subject. Red Alert does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.4 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.5 Capitalization. The authorized capital stock of Red Alert consists of 50,000,000 shares of common stock, of which 34,280,191 shares are issued and outstanding, and 50,000,000 shares of preferred stock, of which zero (0) shares are issued and outstanding. All issued and outstanding shares of Red Alert stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of Red Alert have been duly and validly issued in compliance with federal and state securities laws. There are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Red Alert, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Red Alert. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Red Alert. Red Alert Shares are duly authorized and validly issued, fully paid and nonassessable. Red Alert Shares are not subject to any preemptive rights or other similar restrictions.

3.6 Tax Treatment. As of the date of this Agreement, Red Alert has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

3.7 Noncontravention. Neither the execution and the delivery of this Agreement or the Red Alert Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by Red Alert will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Red Alert is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Red Alert is a party or by which Red Alert is bound or to which Red Alert is subject. Red Alert does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.8 Financial Statements and Financial Condition. Each of the financial statements (the "Financial Statements") included in the Information Statements filed by NNCO (the "Reports") with the Securities and Exchange Commission ("SEC") has been prepared from, and is in accordance with, the books and records of Red Alert, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of Red Alert, as at the date(s) thereof or for the period(s) presented therein.

3.9 Absence of Material Change. Since the Execution Date, there has been no change in the business, operations, financial condition or liabilities of Red Alert as stated in the Financial Statements that would result in a Material Adverse Effect on Red Alert.

3.9 Litigation. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending orthreatened against Red Alert which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 U.S. in the aggregate. Red Alert is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

3.10 Taxes and Tax Returns. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, Red Alert has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of Red Alert do not exceed $5,000 U.S. in the aggregate.

3.11 Purposely Left Blank.

3.12 Compliance with Applicable Law.

            3.12.1 Red Alert holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and Red Alert is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on Red Alert.

            3.12.2 Red Alert is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Red Alert.

3.13 Contracts and Agreements. Red Alert is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Red Alert of more than $10,000 U.S., (ii) Red Alert is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Red Alert, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which Red Alert is a party or by which Red Alert is bound, limits the freedom of Red Alert to compete in any line of business or with any person. Red Alert is not in default on any contract, agreement or other instruments.

3.14 Affiliate Transactions.

            3.14.1 Red Alert has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Red Alert of $10,000 U.S. or more.

            3.14.2 For purposes of this Section 3.14, "Affiliated Person" means:

                  (a) a director, executive officer or Controlling Person (as defined below) of Red Alert;

                  (b) a spouse of a director, executive officer or Controlling Person of Red Alert;

                  (c) a member of the immediate family of a director, executive officer, or Controlling Person of Red Alert who has the same home as such person;

                  (d) any corporation or organization (other than Red Alert) of which a director, executive officer or Controlling Person of Red Alert is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                  (e) any trust or estate in which a director, executive officer, or Controlling Person of Red Alert or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                  (f) for purposes of this Section 3.14, "Controlling Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

3.15 Limited Representations and Warranties. Except for the representations and warranties of NNCO expressly set forth in Section 3, Red Alert has not relied upon any representation and warranty made by or on behalf of NNCO in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

3.16 Disclosure. No representation or warranty made by a Red Alert contained in this Agreement, and no statement contained in the Schedules delivered by Red Alert hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

3.17 Title to Property.

      3.17.1 Environmental Matters. Red Alert does not have any financial liability under any environmental laws.

3.18 Appraisal Rights. Red Alert has complied and is in full compliance with any and all provisions of Texas law relating to "appraisal rights".

4.    REPRESENTATIONS AND WARRANTIES OF NNCO

NNCO hereby represents and warrants to Red Alert that the statements contained in this Section 4 are correct and complete as of the date of this Agreement in all material respects.

4.1 Organization. NNCO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. NNCO has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. NNCO is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

4.2 Authorization of Transaction. NNCO has full power and authority to execute and deliver this Agreement and the NNCO Closing Documents and to perform all obligations hereunder and thereunder. This Agreement constitutes, and the NNCO Closing Documents will constitute, the valid and legally binding obligation of NNCO enforceable in accordance with their respective terms and conditions.

4.3 Capitalization. The authorized capital stock of NNCO consists of 500,000,000 shares of common stock, $.001 par value, of which 474,253,389 shares are issued and outstanding, and 100,000,000 shares of preferred stock, $.001 par value, of which zero (0) shares are issued and outstanding. All issued and outstanding shares of NNCO stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of NNCO have been duly and validly issued in compliance with federal and state securities laws. With the exception of the convertible debentures executed during the months of April and March, 2003, by NNCO, copies of which have been provided to Red Alert, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of NNCO, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of NNCO. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to NNCO. The NNCO Shares are duly authorized and validly issued, fully paid and nonassessable. The NNCO Shares are not subject to any preemptive rights or other similar restrictions.

4.4 Subsidiaries. Except for Acquisition Sub, NNCO does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

4.5 Ownership of NNCO Shares. Each NNCO shareholder owns and holds of record that number of NNCO Shares shown on Schedule 4.5.

4.6 Noncontravention. Neither the execution and the delivery of this Agreement or the NNCO Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by NNCO will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NNCO is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NNCO is a party or by which NNCO is bound. NNCO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

4.7 Financial Statements and Financial Condition. Each of the financial statements (the "Financial Statements") included in the reports (the "Reports") filed with the Securities and Exchange Commission ("SEC") has been prepared from, and is in accordance with, the books and records of NNCO, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of NNCO, as at the date(s) thereof or for the period(s) presented therein.

4.8 Absence of Material Change. Since the Execution Date, there has been no change in the business, operations, financial condition or liabilities of NNCO as stated in the Financial Statements that would result in a Material Adverse Effect on NNCO.

4.9 Litigation. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened against NNCO which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 U.S. in the aggregate. NNCO is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

4.10 Taxes and Tax Returns. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, NNCO has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of NNCO do not exceed $5,000 U.S. in the aggregate.

4.11 Employees. NNCO has one (1) employee, Mr. Steve Careaga, Chief Executive Officer.

4.12 Compliance with Applicable Law.

            4.12.1 NNCO holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and NNCO is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on NNCO.

            4.12.2 NNCO is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on NNCO.

4.13 Contracts and Agreements. NNCO is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by NNCO of more than $10,000 U.S., (ii) NNCO is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of NNCO, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which NNCO is a party or by which NNCO is bound, limits the freedom of NNCO to compete in any line of business or with any person. NNCO is not in default on any contract, agreement or other instruments.

4.14 Affiliate Transactions.

            4.14.1 NNCO has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to NNCO of $10,000 U.S. or more.

            4.14.2 For purposes of this Section 4.14, "Affiliated Person" means:

                  (a) a director, executive officer or Controlling Person (as defined below) of NNCO;

                  (b) a spouse of a director, executive officer or Controlling Person of NNCO;

                  (c) a member of the immediate family of a director, executive officer, or Controlling Person of NNCO who has the same home as such person;

                  (d) any corporation or organization (other than NNCO) of which a director, executive officer or Controlling Person of NNCO is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                  (e) any trust or estate in which a director, executive officer, or Controlling Person of NNCO or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                  (f) for purposes of this Section 4.14, "Controlling Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

4.15 Limited Representations and Warranties. Except for the representations and warranties of Red Alert expressly set forth in Section 3, NNCO has not relied upon any representation and warranty made by or on behalf of Red Alert in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

4.16 Disclosure. No statement contained in the Schedules delivered by NNCO hereunder contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

4.17 Title to Property.

            4.17.1 Real Property. NNCO does not own or lease, directly or indirectly, any real property.

            4.17.2 Environmental Matters. NNCO does not have any financial liability under any environmental laws.

4.18 Personal Property. NNCO does not own any personal property the current fair market value of which is more than $1,000 U.S. in the aggregate.

4.19 Intellectual Property. NNCO does not own or lease, directly or indirectly, any Intellectual Property. "Intellectual Property", for purposes of this Agreement, shall mean: patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, licenses and other agreements with respect to any of the foregoing to which NNCO is licensor or licensee. In addition, there are no pending or threatened, claims against NNCO by any person as to any of the Intellectual Property, or their use, or claims of infringement by NNCO on the rights of any person and no valid basis exists for any such claims.

4.20 Insurance. NNCO does not own, directly or indirectly, any insurance policies with respect to the business and assets of NNCO.

4.21 Powers of Attorney. NNCO does not have any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

4.22 Bank Accounts. Schedule 4.22 is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of NNCO, including, with respect to each such account and lock box: (a) identification of all authorized signatories; (b) identification of the business purpose of such account or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit on the date indicated.

4.24 Product Claims. No product or service liability claim is pending against NNCO or against any other party with respect to the products or services of NNCO.

4.25 SEC Reports and Financial Statements. NNCO has filed with the SEC, and has heretofore made available to Red Alert, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by NNCO under the Securities Act, and the Exchange Act (as such documents have been amended or supplemented since the time of their filing) (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of NNCO, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of NNCO, as at the date(s) thereof or for the period(s) presented therein.

4.26 Issued and Outstanding Shares of NNCO. The issued and outstanding stock disclosed in Schedule 4.5 of this Agreement is all of the issued and outstanding stock of NNCO. With the exception of the convertible debentures executed during the months of April and March, 2003, by NNCO, copies of which have been provided to Red Alert, there exist no options, warrants, rights or any other arrangements for the issuance of additional shares of NNCO stock.

4.27 Appraisal Rights. NNCO has complied and is in full compliance with any and all provisions of Texas law relating to "appraisal rights".

5.    COVENANTS OF THE PARTIES.

5.1 Conduct of the Business of NNCO. During the period from the date of this Agreement to the Closing Date, NNCO will conduct its business and engage in transactions only in the ordinary course consistent with past practice. During such period, NNCO will use its best efforts to (a) preserve its business organization intact, and (b) maintain its current status as a company whose shares are traded on the Over The Counter Bulletin Board. In addition, without limiting the generality of the foregoing, NNCO agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by Red Alert in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, NNCO will not:

            5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases; 5.1.2 make any capital expenditures in excess of $1,000 U.S.;

            5.1.3 guarantee the obligations of any person except in the ordinary course of business consistent with past practice;

            5.1.4 acquire assets other than those necessary in the conduct of its business in the ordinary course having a total value in excess of $1,000 U.S.;

            5.1.5 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $1,000 U.S.;

            5.1.6 enter into or amend or terminate any long term (one year or more) contract (including real property leases);

            5.1.7 enter into or amend any contract that calls for the payment by NNCO of $1,000 U.S. or more after the date of this Agreement;

            5.1.8 engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business;

            5.1.9 contribute to any benefit plans;

            5.1.10 increase the number of employees;

            5.1.11 acquire any real property; or

            5.1.12 agree to do any of the foregoing.

5.2 No Solicitation and Liquidated Damages. During the period beginning on the date of this Agreement and ending on the Closing Date, neither NNCO nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than Red Alert concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NNCO. NNCO will promptly communicate to Red Alert the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that NNCO may receive in respect of any such transaction. If this Agreement is terminated by NNCO due to uncured breach of this Section 5.2, then Red Alert shall be entitled to Two Hundred Thousand Dollars ($200,000) U.S. from NNCO as liquidated damages. Such liquidated damages shall constitute full payment and the exclusive remedy for any damages suffered by Red Alert by reason of such breach and the terms of this Agreement. NNCO and Red Alert agree that actual damages would be difficult to ascertain and that $200,000 U.S. is a fair and equitable amount to reimburse Red Alert for such damages and the termination of this Agreement.

5.3 Access to Properties and Records; Confidentiality.

            5.3.1 NNCO shall permit Red Alert and its representatives reasonable access to its properties and shall disclose and make available to Red Alert all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of NNCO, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Red Alert may have a reasonable interest, in each case during normal business hours and upon reasonable notice. NNCO shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            5.3.2 All information furnished by NNCO to Red Alert or the representatives or affiliates of Red Alert pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of NNCO until consummation of the Merger and if the Merger shall not occur Red Alert and its affiliates, agents and advisors shall upon written request return to NNCO all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes for a period of two
(2) years. The obligation to keep such information confidential shall not apply to (i) any information which (w) Red Alert can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by NNCO; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by Red Alert or by the directors, officers, employees, agents or representatives of Red Alert; or
(z) was disclosed to Red Alert, or to the directors, officers, employees or representatives of Red Alert, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

5.4 Regulatory Matters.

            5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or Red Alert's shareholders. NNCO and Red Alert shall each have the right to review reasonably in advance all information relating to NNCO or Red Alert, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement.

            5.4.2 NNCO and Red Alert will promptly furnish each other with copies of written communications received by NNCO or Red Alert or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

5.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

5.6 Public Announcements. Prior to the Closing, no party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

5.7 Appraisal and Dissenters' Rights. Notwithstanding any other provision in this Agreement to the contrary, Red Alert agrees to be responsible for any and all payments required to be made by NNCO to shareholders of NNCO in connection with the "appraisal" and/or "dissenters" rights provided to NNCO shareholders under Texas law.

6.    CONDITIONS PRECEDENT TO RED ALERT'S OBLIGATIONS.

The obligations of Red Alert to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by Red Alert:

6.1 NNCO's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by NNCO at or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by NNCO in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

6.2 Delivery of Documents by NNCO. NNCO shall have duly executed and delivered, or caused to be executed and delivered this Agreement and the NNCO Closing Documents.

6.3 NNCO shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of that amount of NNCO's outstanding capital stock necessary for the consummation of the Merger pursuant to Texas law.

6.4 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

6.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

6.6 Current Liabilities of NNCO. NNCO shall have no liabilities other than those listed the Financial Statement and the Reports.

6.7 Appraisal Rights. NNCO shall have complied with any and all provisions of the Texas General Business Law relating to "appraisal rights".

6.8 Absence of Material Change. There shall have been no change in the business, operations, financial condition or liabilities of NNCO as stated in the Financial Statements that has had a Material Adverse Effect on NNCO.

6.9 Legal Opinion. Red Alert shall have received an opinion dated the Closing Date of The Otto Law Group, PLLC, counsel for NNCO, in form and substance reasonably satisfactory to Red Alert relating to such matters as are customarily delivered in connection with the transactions contemplated herein, including an opinion that the Merger has been approved by all requisite action of NNCO and its shareholders in accordance with Texas Law and the NNCO Shares will be issued in accordance with all applicable securities laws.

6.10 Certificate. A certificate issued by the Texas Secretary of State indicating that NNCO is qualified and in good standing within such jurisdiction shall have been delivered to Red Alert.



6.11 Reverse-Split. NNCO shall have completed a 1 for 100 reverse-split of the issued and outstanding shares of the common stock of the Company while maintaining the amount of shares of common stock NNCO is authorized to issue at 500,000,000 ("Reverse-Split"), such that, subsequent to the Reverse-Split, NNCO has approximately 4,742,533 shares of common stock issued and outstanding.


7.    CONDITIONS PRECEDENT TO NNCO'S OBLIGATIONS.

The obligations of NNCO to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by NNCO:

7.1 Red Alert's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by Red Alert on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by Red Alert in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

7.2 Delivery of Documents by Red Alert. Red Alert shall have duly executed and delivered, or caused to be executed and delivered, to NNCO, or at its direction, this Agreement, Red Alert Shares and Red Alert Closing Documents.

7.3 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

7.4 Red Alert Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of that amount of Red Alert's outstanding capital stock necessary for the consummation of the Merger pursuant to the Applicable Law.

7.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

7.6 Due Diligence. NNCO shall be satisfied with its due diligence review of Red Alert and all of Red Alert's affiliated entities including, but not limited to, any subsidiaries, parents or brother or sister corporations of Red Alert.

8.    TERMINATION.

8.1 Termination of Agreement. This Agreement shall terminate as follows:

                  (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

                  (b) by Red Alert, in the event of a breach of any of the representations or warranties or covenants made by NNCO in this Agreement that has not been cured within 30 days after notice of such breach as delivered to NNCO by Red Alert;

                  (c) by NNCO in the event of any of the representations or warranties made by Red Alert in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Red Alert by NNCO; or

                  (d) by either NNCO or Red Alert if the Closing shall have not occurred by August 27, 2004 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

9.    MISCELLANEOUS.

9.1 Tax Treatment by the Parties. Unless otherwise required by law, the parties shall treat the Merger as a reorganization under Section 368 of the Code for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under
Section 368 of the Code.

9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

9.3 Successors and Assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

9.4 Notices. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


  If to Red Alert:                         Dr. Timothy Holly
                                           Chairman, C.E.O., President
                                           Red Alert Group, Inc.
                                           4279 Roswell Road
                                           Suite 102-251
                                           Atlanta, GA. 30342


  With a copy (which shall                 The Otto Law Group
  not constitute notice) to:               900 Fourth Ave., Suite 3140
                                           Seattle, WA  98164
                                           Attention:  David M. Otto

  If to NNCO:                              Mr. Steve Careaga
                                           C.E.O.
                                           NANNACO, Inc.
                                           4423 Point Fosdick Dr. NW, Suite 208
                                           Gig Harbor, WA  98335

  With a copy (which shall                 The Otto Law Group
   not constitute notice) to:              900 Fourth Ave., Suite 3140
                                           Seattle, WA  98164
                                           Attention:  David M. Otto

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

9.6 Amendments and Waivers. This Agreement may be amended or waived only in a writing signed by the party against which enforcement of the amendment or waiver is sought.

9.7 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

9.8 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.9 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

9.11 Incorporation of Schedules. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

9.13 Entire Agreement. This Agreement (including the Schedules referred to in and/or attached to this Agreement), which constitutes the entire agreement among the parties, supersedes any prior understandings, agreements, or representations by or among the parties, written or oral to the extent they relate in any way to the subject matter of this Agreement, and may only be changed by a writing signed by both parties.

9.14. No Finders and Brokers. No agent, broker, person or firm acting on behalf of NNCO or Red Alert under its authority is or will be entitled to any commission, broker, finder, or financial advisory fees from any of the parties hereto in connection with any of the transactions contemplated herein.

9.15 Arbitration. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Red Alert and NNCO or chosen in accordance with the AAA Rules, to be held in Atlanta, Georgia, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator shall be final and may be entered in any court of competent jurisdiction.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first listed above.

                                    NNCO

                                    NANNACO, INC.:

                                    By: __________________________
                                    Name: Steve Careaga
                                    Title: Chief Executive Officer

                                    RED ALERT:

                                    RED ALERT GROUP, INC.

                                    By:  __________________________
                                    Name: Dr. Timothy Holly
                                    Title: President and Chief Executive Officer

                                    ACQUISITION SUB:

                                    NANNACO ACQUISITION, INC.

                                    By: __________________________
                                    Name: David Otto
                                    Title: President and Secretary

                                     ANNEX B
                     ART. 5.12 OF THE TEXAS CORPORATION LAW

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

(3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

                                     ANNEX C

          PROXY -- SPECIAL MEETING OF SHAREHOLDERS -- AUGUST ___, 2004
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, a shareholder of Nannaco, Inc., a Texas corporation (the "Company"), does hereby appoint Steve Careaga and Seth Elliott, and each of them, the true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at the office of legal counsel to the Company, The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington, 98164 at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

Please mark votes as in this example:|X|

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.


      1. Approval of the Merger Agreement dated July 8, 2004 and the resulting merger whereby, among other things:

      o A wholly owned subsidiary of Nannaco will merge with and into Red Alert, which will survive the Merger and become a wholly owned subsidiary of Nannaco;

      o Each outstanding share of Red Alert common stock, except those shares held by stockholders who are exercising their dissenters' rights under Georgia law, will be converted into the right to receive 4.4732 shares of Nannaco common stock;

                         FOR |_| AGAINST |_| ABSTAIN |_|

      2. Approval of the 1 for 100 reverse-split of the issued and outstanding shares of the common stock of the Company and to maintain the amount of shares we are authorized to issue at 500,000,000 ("Reverse-Split");

                         FOR |_| AGAINST |_| ABSTAIN |_|

      3. Approval of the amendment our articles of incorporation, as amended, to change our name from "Nannaco, Inc." to "Red Alert Group Holding Corp." (the "Name Change Amendment");

                         FOR |_| AGAINST |_| ABSTAIN |_|


      4. Approval of the election of nine (9) new directors to the board of directors with terms expiring at the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified ("Director Elections"):

                                Timothy A. Holly

                         FOR |_| AGAINST |_| ABSTAIN |_|

                                James Page Brown

                         FOR |_| AGAINST |_| ABSTAIN |_|

                                William H. Swift

                         FOR |_| AGAINST |_| ABSTAIN |_|

                                 Jerome C. Irons

                         FOR |_| AGAINST |_| ABSTAIN |_|

                              Nicholas J. Coolidge

                         FOR |_| AGAINST |_| ABSTAIN |_|

                               Roel P. Verseveldt

                         FOR |_| AGAINST |_| ABSTAIN |_|

                                Cecil Page Brown

                         FOR |_| AGAINST |_| ABSTAIN |_|

                                Dwight D. Ellison

                         FOR |_| AGAINST |_| ABSTAIN |_|

                                 Sabah H. Allawi

                         FOR |_| AGAINST |_| ABSTAIN |_|

      5. To vote with discretionary authority with respect to all other matters which may come before the meeting.

                         FOR |_| AGAINST |_| ABSTAIN |_|

      The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated July ___, 2004.

              |_| MARK HERE FOR ADDRESS CHANGE AND INDICATE CHANGE:

                            Dated: ____________, 2004

                                  Signature(s)

                                  Signature(s)

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

      (Reverse side of proxy card) This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the proxy will be voted FOR the approval of (i) the Merger,
(ii) the 1 for 100 reverse-split of the issued and outstanding shares of the common stock of the Company while maintaining the amount of common stock shares we are authorized to issue at 500,000,000, (iii) the amendment to our articles of incorporation, as amended, to change our name from "Nannaco, Inc." to "Red Alert Group Holding Corp.", and (iv) the election of (1) Timothy A. Holly, (2) James Page Brown, (3) William H. Swift, (4) Jerome C. Irons, (5) Nicholas J. Coolidge, (6) Roel P. Verseveldt, (7) Cecil Page Brown, (8) Dwight D. Ellison, and (9) Sabah H. Allawi to the board of directors of Nannaco which individuals have been nominated by the board of directors of Nannaco.

                                        Dated: ____________________, 2004




                                        ---------------------------------------
                                        (Signature)


                                        ---------------------------------------
                                        (Signature)

                                        PLEASE SIGN HERE

                                        Please date this proxy and sign your
                                        name exactly as it appears
                                        on this proxy card.

                                        Where there is more than one owner, each must sign. When signing as an agent, attorney,administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his or her office.


PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.